Execution Version


                            ASSET PURCHASE AGREEMENT


                                  by and among


                          BAYWOOD INTERNATIONAL, INC.,


                           BAYWOOD ACQUISITION, INC.,


                          NUTRITIONAL SPECIALTIES, INC.
                    D/B/A LIFETIME(R) OR LIFETIME(R) VITAMINS


                                       and


                          THE LIFETIME REPRESENTATIVES
                               (as defined herein)




                           Dated as of March 30, 2007

                                                                         Page
                                                                         ----
ARTICLE I Certain Definitions . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE II Purchase and Sale. . . . . . . . . . . . . . . . . . . . . .     8
     2.1      Purchase and Sale . . . . . . . . . . . . . . . . . . . .     8
     2.2      Excluded Assets.. . . . . . . . . . . . . . . . . . . . .    10
     2.3      Assumed Liabilities . . . . . . . . . . . . . . . . . . .    10
     2.4      Excluded Liabilities. . . . . . . . . . . . . . . . . . .    11
     2.5      Purchase Price; Warrants. . . . . . . . . . . . . . . . .    12
     2.6      Post-Closing Purchase Price Adjustments.. . . . . . . . .    13
     2.7      Closing.. . . . . . . . . . . . . . . . . . . . . . . . .    15
     2.8      Instruments of Transfer . . . . . . . . . . . . . . . . .    16

ARTICLE III Representations and Warranties of LifeTime and the LifeTime
              Representatives . . . . . . . . . . . . . . . . . . . . .    17
     3.1      Organization and Good Standing. . . . . . . . . . . . . .    17
     3.2      Authorization . . . . . . . . . . . . . . . . . . . . . .    17
     3.3      No Conflicts; Consents. . . . . . . . . . . . . . . . . .    18
     3.4      Financial Statements. . . . . . . . . . . . . . . . . . .    18
     3.5      No Undisclosed Liabilities. . . . . . . . . . . . . . . .    18
     3.6      Taxes.. . . . . . . . . . . . . . . . . . . . . . . . . .    19
     3.7      Property. . . . . . . . . . . . . . . . . . . . . . . . .    19
     3.8      Title to and Sufficiency of Purchased Assets. . . . . . .    20
     3.9      Intellectual Property . . . . . . . . . . . . . . . . . .    20
     3.10     Contracts and Agreements. . . . . . . . . . . . . . . . .    21
     3.11     Insurance.. . . . . . . . . . . . . . . . . . . . . . . .    23
     3.12     Litigation. . . . . . . . . . . . . . . . . . . . . . . .    23
     3.13     Compliance with Law; Licenses . . . . . . . . . . . . . .    23
     3.14     Employees . . . . . . . . . . . . . . . . . . . . . . . .    23
     3.15     Employee Benefit Plans. . . . . . . . . . . . . . . . . .    24
     3.16     Environmental Matters . . . . . . . . . . . . . . . . . .    25
     3.17     Bank Accounts and Powers of Attorney. . . . . . . . . . .    26
     3.18     Absence of Certain Changes. . . . . . . . . . . . . . . .    26
     3.19     Books and Records . . . . . . . . . . . . . . . . . . . .    27
     3.20     Transactions with Affiliates. . . . . . . . . . . . . . .    28
     3.21     Customers and Suppliers . . . . . . . . . . . . . . . . .    28
     3.22     Brokers and Finders.. . . . . . . . . . . . . . . . . . .    28
     3.23     Restrictions on LifeTime Business Activities. . . . . . .    28
     3.24     Accounts Payable. . . . . . . . . . . . . . . . . . . . .    28
     3.25     Accounts Receivable . . . . . . . . . . . . . . . . . . .    29
     3.26     Full Disclosure.. . . . . . . . . . . . . . . . . . . . .    29

ARTICLE IV Representations and Warranties of Buyer and Baywood. . . . .    29
     4.1      Organization and Good Standing. . . . . . . . . . . . . .    29
     4.2      Authorization . . . . . . . . . . . . . . . . . . . . . .    29
     4.3      No Conflicts; Consents. . . . . . . . . . . . . . . . . .    30
     4.4      Litigation. . . . . . . . . . . . . . . . . . . . . . . .    30


     4.5      Sufficient Funds. . . . . . . . . . . . . . . . . . . . .    30
     4.6      Brokers and Finders.. . . . . . . . . . . . . . . . . . .    30
     4.7      Public Filings. . . . . . . . . . . . . . . . . . . . . .    31
     4.8      Capital Stock . . . . . . . . . . . . . . . . . . . . . .    31
     4.9      Issuance of Shares. . . . . . . . . . . . . . . . . . . .    31

ARTICLE V Covenants of LifeTime and the LifeTime Representatives. . . .    31
     5.1      Normal Course.. . . . . . . . . . . . . . . . . . . . . .    31
     5.2      Conduct of LifeTime Business. . . . . . . . . . . . . . .    32
     5.3      Access to Information.. . . . . . . . . . . . . . . . . .    33
     5.4      Efforts to Satisfy Conditions . . . . . . . . . . . . . .    33
     5.5      Notification of Certain Matters . . . . . . . . . . . . .    33
     5.6      Confidentiality . . . . . . . . . . . . . . . . . . . . .    34
     5.7      Non-Competition . . . . . . . . . . . . . . . . . . . . .    35
     5.8      Non-Solicitation. . . . . . . . . . . . . . . . . . . . .    36
     5.9      Non-Disparagement.. . . . . . . . . . . . . . . . . . . .    37
     5.10     Enforcement; Injunctive Relief. . . . . . . . . . . . . .    37
     5.11     Name Change . . . . . . . . . . . . . . . . . . . . . . .    38
     5.12     Update of Disclosure Schedule . . . . . . . . . . . . . .    38

ARTICLE VI  Covenants of Buyer and Baywood. . . . . . . . . . . . . . .    38
     6.1      Efforts to Satisfy Conditions . . . . . . . . . . . . . .    38
     6.2      Notification of Certain  Matters. . . . . . . . . . . . .    38
     6.3      Confidentiality . . . . . . . . . . . . . . . . . . . . .    39

ARTICLE VII Covenants of all Parties. . . . . . . . . . . . . . . . . .    39
     7.1      Further Assurances. . . . . . . . . . . . . . . . . . . .    39
     7.2      Certain Filings . . . . . . . . . . . . . . . . . . . . .    40
     7.3      Assignment of Purchased Assets. . . . . . . . . . . . . .    40
     7.4      Public Announcements. . . . . . . . . . . . . . . . . . .    40
     7.5      Certain Tax Matters.. . . . . . . . . . . . . . . . . . .    40
     7.6      Transfer Taxes. . . . . . . . . . . . . . . . . . . . . .    41
     7.7      Receipt of Payments on Accounts Receivable. . . . . . . .    42
     7.8      Payment of Audit Fees . . . . . . . . . . . . . . . . . .    42
     7.9      Preparation of 2005 Audited Financial Statements. . . . .    42

ARTICLE VIII Conditions to Closing. . . . . . . . . . . . . . . . . . .    42
     8.1      Conditions Precedent to Obligations of Each Party . . . .    42
     8.2      Conditions Precedent to Obligations of Buyer and Baywood.    43
     8.3      Conditions Precedent to Obligations of LifeTime and the
              LifeTime Representatives. . . . . . . . . . . . . . . . .    44

ARTICLE IX Survival; Indemnification. . . . . . . . . . . . . . . . . .    46
     9.1      Survival. . . . . . . . . . . . . . . . . . . . . . . . .    46
     9.2      Indemnification.. . . . . . . . . . . . . . . . . . . . .    46
     9.3      Procedures; No Waiver; Limitations. . . . . . . . . . . .    48


ARTICLE X Termination of Agreement. . . . . . . . . . . . . . . . . . .    49
     10.1     Conditions for Termination. . . . . . . . . . . . . . . .    49
     10.2     Effect of Termination . . . . . . . . . . . . . . . . . .    50

ARTICLE XI Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .    50
     11.1     Expenses. . . . . . . . . . . . . . . . . . . . . . . . .    50
     11.2     Entire of Agreement . . . . . . . . . . . . . . . . . . .    51
     11.3     Notices . . . . . . . . . . . . . . . . . . . . . . . . .    51
     11.4     Amendment . . . . . . . . . . . . . . . . . . . . . . . .    52
     11.5     Waiver. . . . . . . . . . . . . . . . . . . . . . . . . .    52
     11.6     Counterparts; Facsimile.. . . . . . . . . . . . . . . . .    52
     11.7     Assignment; Binding Nature; No Beneficiaries. . . . . . .    53
     11.8     Headings. . . . . . . . . . . . . . . . . . . . . . . . .    53
     11.9     Governing Law . . . . . . . . . . . . . . . . . . . . . .    53
     11.10    Dispute Resolution. . . . . . . . . . . . . . . . . . . .    53
     11.11    Construction. . . . . . . . . . . . . . . . . . . . . . .    53
     11.12    Agreement . . . . . . . . . . . . . . . . . . . . . . . .    54
     11.13    Remedies Cumulative.. . . . . . . . . . . . . . . . . . .    54
     11.14    Severability. . . . . . . . . . . . . . . . . . . . . . .    54

                            ASSET PURCHASE AGREEMENT


          THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 30, 2007, is by and among Baywood International, Inc., a Nevada corporation ("BAYWOOD"), Baywood Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Baywood ("BUYER"), Nutritional Specialties, Inc. d/b/a Lifetime(R) or Lifetime(R) Vitamins, a California corporation ("LIFETIME"), and the LifeTime Representatives (as defined below).

          WHEREAS, LifeTime currently operates a business consisting of arranging for the manufacture of, marketing, distributing and selling of neutraceutical products, including dietary supplements and pharmaceuticals; and

          WHEREAS, Buyer wishes to purchase from LifeTime and LifeTime wishes to sell to Buyer substantially all of the rights and assets of the LifeTime Business (as defined below) other than the Excluded Assets (as defined below).

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                               Certain Definitions
                               -------------------

          "Accounts  Receivable"  has  the  meaning set forth in Section 2.1(c).

          "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, the terms "control," "controlled by" and "under common control with" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person and, in the case of an entity, shall require (a) in the case of corporate entities, direct or indirect ownership of at least a majority of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least a majority of the equity interest with the power to direct the management and policies of such non-corporate entities.

          "Assumed Contracts" shall mean the specific contracts, licenses and agreements listed in Exhibit 2.1(j).
                        ---------------

          "Assumed  Liabilities"  has  the  meaning  set  forth  in Section 2.3.

          "Agreement"  has  the  meaning  set  forth  in  the  preamble.

          "Balance  Sheets"  has  the  meaning  set  forth  in  Section  3.4.

          "Baywood"  has  the  meaning  set  forth  in  the  preamble.

          "Best Formulations" means Ultimate Formulations, Inc. d/b/a Best Formulations, a California corporation.

          "Business Day" means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in New York, New York.

          "Buyer"  has  the  meaning  set  forth  in  the  preamble.

          "Buyer  Indemnified  Parties"  has  the  meaning  set forth in Section
9.2(a).

          "California Health International" means California Health Food Inc. d/b/a California Health International, a California corporation.

          "Cash"  has  the  meaning  set  forth  in  Section  2.1(c).

          "Cash  Flow  Statements"  has  the  meaning  set forth in Section 3.4.

          "Claim  Dispute  Notice"  has the meaning set forth in Section 9.3(a).

          "Claim  Notice"  has  the  meaning  set  forth  in  Section  9.3(a).

          "Closing"  has  the  meaning  set  forth  in  Section  2.7(a).

          "Closing Balance Sheet" means the balance sheet of LifeTime as of the opening of business on the Closing Date.

          "Closing  Date"  has  the  meaning  set  forth  in  Section  2.7(a).

          "COBRA"  has  the  meaning  set  forth  in  Section  3.15(g).

          "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

          "Confidential Information" means any and all information, whether technical, business, proprietary, financial or otherwise, of or relating to a party, its Affiliates or its business that reasonably appears to be proprietary or confidential in nature because of legends or other markings, the nature of the information itself or the circumstances of disclosure, whether such information is disclosed in writing, through electronic media, orally, visually or in any other form.

          "Contracts"  has  the  meaning  set  forth  in  Section  3.10(a).

          "Convertible Promissory Notes" means those certain convertible promissory notes, dated as of the Closing Date, in the aggregate amount of Six Hundred Thousand Dollars ($600,000), payable to the LifeTime Representatives by Buyer and Baywood, in the form attached hereto as Appendix F.
                                                           -----------

          "Damages"  has  the  meaning  set  forth  in  Section  9.2(a).

          "Disclosure Schedule" means the disclosure schedules accompanying this Agreement.

          "Distributor List" means a list of all Persons who have been authorized by LifeTime to sell products as a distributor since January 1, 2005.

          "Earnings" means the previously taxed earnings of LifeTime that have not yet been distributed to the LifeTime Representatives, which the parties agree equals [$1,060,000.00].

          "Employee  Benefit Plan" has the meaning set forth in Section 3.15(a).

          "Employment Agreement" means the employment agreement by and between Baywood and Pinkowski, which has been or will be executed and delivered on or after the execution and delivery of this Agreement and which shall become effective as of the Closing, in the form attached hereto as Appendix A.
                                                                     ----------

          "Encumbrance" means any lien (other than a lien for Taxes not yet due and payable for which an adequate reserve has been established), pledge, mortgage, security interest, charge, restriction, adverse claim against specific property or other encumbrance of any kind or nature whatsoever.

          "Environmental  Laws"  has  the  meaning  set  forth  in Section 3.16.

          "Environmental Liabilities" has the meaning set forth in Section 3.16.

          "Equipment"  has  the  meaning  set  forth  in  Section  2.1(a).

          "ERISA"  has  the  meaning  set  forth  in  Section  3.15(a).

          "ERISA  Affiliate"  has  the  meaning  set  forth  in Section 3.15(a).

          "Escrow Agent" means Meltzer, Lippe, Goldstein & Breitstone, LLP or any other Person designated as such pursuant to the Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement by and among Buyer, Baywood, LifeTime, the LifeTime Representatives and the Escrow Agent, which has been or will be executed and delivered on or after the execution and delivery of this Agreement and which shall become effective as of the Closing, in the form attached hereto as Appendix B.
                      -----------

          "Excluded Assets" means all the assets described in Section 2.2 as not being transferred to Buyer.

          "Excluded  Contracts"  has  the  meaning  set forth in Section 2.2(c).

          "Excluded  Liabilities"  has  the  meaning  set  forth in Section 2.4.

          "Final Closing Balance Sheet" has the meaning set forth in Section 2.6(c).

          "Financing"  has  the  meaning  set  forth  in  Section  8.2(l).

          "Financial  Statements"  has  the  meaning  set  forth in Section 3.4.

          "401(k) Plan" means the 401(k) retirement plan of LifeTime provided by DST Systems, Inc.

          "GAAP" means U.S. generally accepted accounting principles, as in effect on the date of this Agreement, consistently applied.

           "Governmental Body" means any governmental or regulatory body, agency, authority, commission, department, bureau, court, tribunal, arbitrator or arbitral body public or private, or political subdivision, whether federal, state, local or foreign.

          "Hazardous  Materials"  has  the  meaning  set  forth in Section 3.16.

          "Income  Statements"  has  the  meaning  set  forth  in  Section  3.4.

          "Indemnified  Party"  has  the  meaning  set  forth in Section 9.3(a).

          "Indemnifying  Party"  has  the  meaning  set forth in Section 9.3(a).

          "Indemnity  Threshold"  has  the  meaning set forth in Section 9.3(d).

          "Independent Accounting Firm" has the meaning set forth in Section 2.6(b).

          "Intellectual Property" means all intellectual property owned, used or licensed (as licensor or licensee) by LifeTime for use, or that has been used, or that may be used, in the LifeTime Business, or in any product, technology or process currently or formerly offered by LifeTime, or currently under development or planned by LifeTime, including:

          (i) all copyright interests in any original work of authorship, whether registered or unregistered, including but not limited to all copyright registrations, all applications for registration, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention ("COPYRIGHTS");

          (ii) all patents (including certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions and subject matter related to such patents, in any and all forms ("PATENTS");

          (iii) all trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), and all goodwill related to the foregoing ("TRADEMARKS");

          (iv)     all  domain  name  registrations  ("DOMAIN  NAMES");

          (v) any formula, design, device or compilation, or other information which is used or held for use by a business, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public ("TRADE SECRETS"). Trade Secrets can include, by way of example, formulas, algorithms, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing, but, for purposes of this Agreement, shall not include formulations where the ingredients for such formulations are listed in the name of the product or otherwise on the product's packaging;

          (vi) novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, machines, designs, expressions, theories and ideas, whether or not patentable;

          (vii) scientific, financial, marketing or practical knowledge or experience useful in the operation of the LifeTime Business;

          (viii) any and all computer programs and/or software programs (including all source code, object code, firmware, programming tools and/or documentation) and all content contained on Internet site(s);

          (ix) all machine readable databases and compilations and any and all data and collections of data, wherever contained;

          (x) all documentation and media constituting, describing or relating to the above, including memoranda, manuals, technical specifications and other records wherever created throughout the world; and

          (xi) the right to sue for past, present, or future infringement and to collect and retain all damages and profits related to the foregoing.

          "IRS"  means  the  U.S.  Internal  Revenue  Service.

          "Karim"  means  M.  Amirul  Karim,  an  individual.

          "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, permit, order or other requirement or guideline.

          "Licenses"  has  the  meaning  set  forth  in  Section  3.13(b).

          "LifeTime"  has  the  meaning  set  forth  in  the  preamble.

          "LifeTime Business" means the research, design, development, creation, marketing, distribution and sale of any of the products of LifeTime, and the business, operations and assets associated with LifeTime.

          "LifeTime Indemnified Parties" has the meaning set forth in Section 9.2(b).

          "LifeTime Persons" means those employees, consultants and advisers of LifeTime who have in the past been or are engaged in, or otherwise involved with, the LifeTime Business.

          "LifeTime Representatives" means the shareholders of LifeTime, who are Pinkowski, Ung and Karim, jointly and severally, unless expressly stated otherwise.

          "Manufacturing Agreement - Best Formulations" means the Manufacturing Agreement by and between Buyer and Best Formulations, which has been or will be executed and delivered on or after the execution and delivery of this Agreement and which shall become effective as of the Closing, in the form attached hereto as Appendix C.
    -----------

          "Manufacturing Agreement - NHK" means the Manufacturing Agreement by and between Buyer and NHK, which has been or will be executed and delivered on or after the execution and delivery of this Agreement and which shall become effective as of the Closing, in the form attached hereto as Appendix D.
                                                                     ----------

           "Manufacturing Agreements" means together, the Manufacturing Agreement - NHK and the Manufacturing Agreement - Best Formulations.

          "Material Adverse Effect" means any material adverse effect on the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of LifeTime, on the one hand, or Buyer or Baywood, on the other hand.

          "Nature's Value" means Nature's Value, Inc., a California corporation.

          "Net Working Capital" means the current assets of LifeTime minus the current liabilities of LifeTime (excluding the current and long-term liabilities of LifeTime in connection with payments to be made by LifeTime to the estate or heirs of Thomas Krech in connection with the purchase of his shares of stock of LifeTime), in each case such terms having the meanings assigned to them by GAAP.

          "NHK"  means  NHK  Laboratories,  Inc.,  a  California  corporation.

          "NHKCC"  means  NHK  Chemical  Corporation,  a California corporation.

          "Notes" means collectively, the Promissory Notes and the Convertible Promissory Notes.

          "Parason" means Parason Health Products, Inc., a California corporation.

          "Person" means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

          "Pinkowski"  means  Thomas  Pinkowski,  an  individual.

          "Pre-Closing Accounts Receivable" has the meaning set forth in Section 7.7.

          "Pre-Closing Tax Period" means (i) all taxable periods ending on or before the Closing Date and (ii) the portion ending on the Closing Date of any taxable period that includes (but does not begin or end on) the Closing Date.

          "Promissory Notes" means those certain promissory notes, dated as of the Closing Date, in the aggregate amount of Seven Hundred Thousand Dollars ($700,000), payable to the LifeTime Representatives by Buyer and Baywood, in the form attached hereto as Appendix E.
                            -----------

          "Purchase  Price"  has  the  meaning  set  forth  in  Section  2.5.

          "Purchased Assets" means all those assets, both tangible and intangible, to be transferred pursuant to this Agreement, as set forth in
Section  2.1.

          "Representatives" of a Person means such Person's directors, officers, employees, agents, consultants and other representatives.

          "Required  Consents"  has  the  meaning  set  forth  in  Section  7.3.

          "Restriction  Period"  has  the  meaning  set forth in Section 5.7(a).

          "Returns" means returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Body, domestic or foreign, including consolidated, combined and unitary tax returns, and returns required in connection with any Employee Benefit Plan.

          "Revenues" means bona fide revenues that are recognized in accordance with Buyer's revenue recognition policies under GAAP.

          "Revised Closing Balance Sheet" has the meaning set forth in Section 2.6(b).

          "SEC"  means  the  U.S.  Securities  and  Exchange  Commission.

          "SEC  Documents"  has  the  meaning  set  forth  in  Section  4.7.

          "Shares" means the shares of common stock, par value $.001 per share, of Baywood.

          "Straddle  Period"  has  the  meaning  set  forth  in  Section 7.5(c).

           "2006  Balance  Sheet"  has  the  meaning  set  forth in Section 3.5.

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign Governmental Body, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

          "Third  Party  Claim"  has  the  meaning  set forth in Section 9.3(b).

          "Transaction  Documents"  means  this  Agreement,  the  Employment
Agreement,  the  Escrow  Agreement  and  the  Manufacturing  Agreements.

          "Transfer  Taxes"  has  the  meaning  set  forth  in  Section  7.6.

          "Ung"  means  Charles  Ung,  an  individual.

          "U.S."  means  the  United  States  of  America.

          "Warrants" means the warrants issued at the Closing to the LifeTime Representatives to purchase, in the aggregate, Seven Hundred Thousand Dollars ($700,000) in Shares at $0.05 per Share, in the form attached hereto as Appendix G.
----------

          "Working Capital Dispute Notice" has the meaning set forth in Section 2.6(b).

                                   ARTICLE II

                                Purchase and Sale
                                -----------------

          2.1     Purchase  and  Sale.
                  -------------------

               Upon and subject to the terms and conditions hereof, at the Closing, LifeTime shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from LifeTime, all of LifeTime's right, title and interest in and to the assets and rights of every kind, nature and description, real, personal and mixed, tangible and intangible, wherever located, owned, held, used or licensed by LifeTime or in which LifeTime has an interest as of the Closing Date (other than the Excluded Assets, which are being retained by LifeTime), in each case free and clear of all Encumbrances except for the Assumed Liabilities. Without limiting the generality of the foregoing, the Purchased Assets include the following as of the Closing:

               (a) all furnishings, furniture, office and other supplies, vehicles, spare parts, tools, machinery, equipment and other tangible personal property of any kind (collectively, the "EQUIPMENT"), including, without limitation, all of the Equipment listed on Exhibit 2.1(a);
                                                  ---------------

               (b) all items of inventory notwithstanding how classified in the financial records of LifeTime, including, without limitation, raw materials, work-in-process, finished goods, supplies, packaging, spare parts and samples;

               (c) all (i) accounts, accounts receivable and notes receivable (whether short-term or long-term) from unaffiliated third parties or Affiliates of LifeTime and all deposits with unaffiliated third parties or Affiliates, together with any unpaid interest, finance charges and fees accrued thereon from the respective obligors and any security or collateral therefor, including recoverable deposits and advances, so long as such accounts, accounts receivable or notes receivable from or deposit with an Affiliate resulted from trade activity between the Affiliate and Buyer (collectively, the "ACCOUNTS RECEIVABLE") and
(ii) cash and cash equivalents (together, the "CASH"), except to the extent that such Accounts Receivable and Cash are required to distribute Earnings to the LifeTime Representatives, including, without limitation those receivables listed on Exhibit 2.1(c);
    ---------------

               (d) all Intellectual Property, including, without limitation, the items listed on Exhibit 2.1(d);
                        ---------------

               (e) the right to defend against claims made that any of the Intellectual Property infringes the intellectual property rights of any third party;

               (f) the right to prosecute all patent applications and maintain all patent rights included in the Intellectual Property;

               (g) all LifeTime Business records, risk management records, accounting statements and records, customer records and sales history with respect to customers, sales and marketing records, lists of data providers and component manufacturers, documents, correspondence, studies, reports, and all other books, ledgers, files, and records of every kind (other than Returns and related work papers), tangible data, Distributor Lists, e-mail lists, vendor lists, service provider lists, promotional literature and advertising materials, catalogs, research material, technical information, (in each case, whether such materials are evidenced in writing, electronically, or otherwise);

               (h) all goodwill associated with the name and the business of LifeTime and all of LifeTime's rights (both legal and equitable), claims or causes of action to protect its rights and interest with respect to its assets, properties, customers and former customers;

               (i)     to  the  extent  transferable,  all  Licenses, including,
without  limitation,  the  items  listed  on  Exhibit  2.1(i);
                                              ---------------

               (j) all rights, title and interest in and to the contracts, licenses and agreements listed on Exhibit 2.1(j) (collectively, the "ASSUMED
                                      --------------
CONTRACTS");

               (k) all rights of recovery and rights of set-off of any kind (except to the extent related to Excluded Liabilities);

               (l)     all  prepaid  expenses  and  deposits;

               (m) telephone numbers (including all rights in customer service telephone lines), websites and domain names associated with the LifeTime Business, all as listed on Exhibit 2.1(m);
                                ---------------

               (n) all computer code and database technology (including source code, html or other mark-up language, embedded programs or graphics related to the LifeTime Business, including, without limitation, all computer code related to the LifeTime web page(s) and databases, which code shall in each case be transferred in a format reasonably acceptable to

Buyer, and in a manner capable of reproducing on another website all source code and all web pages utilized in the LifeTime Business or owned by LifeTime);

               (o) all data provided from third parties or clients and used in the LifeTime Business;

               (p) the names "LifeTime", "Nutritional Specialties" or any variant thereof; and

               (q) all other assets of LifeTime (whether real or personal, tangible or intangible, absolute or contingent) relating to the LifeTime Business, other than the Excluded Assets.

          2.2     Excluded  Assets.
                  ----------------

               The  Excluded  Assets  shall  include  the  following:

               (a)     those  items  listed  on Exhibit 2.2(a) and all books and
                                                --------------
records  exclusively  related  thereto;

               (b) any minute books, stock records or other data relating to LifeTime's ownership or operation of the LifeTime Business which are part of LifeTime's general corporate books and records or required by applicable Law to be retained by LifeTime;

               (c) all rights of LifeTime arising under those contracts listed on Exhibit 2.2(c) (the "EXCLUDED CONTRACTS");
            ---------------

               (d) such books and records that relate to the negotiation and consummation of the transactions provided for in this Agreement and all books and records prepared in connection with the sale of the Purchased Assets, including, without limitation, bids received from third parties and analyses relating to the LifeTime Business and confidential communications with legal counsel and other advisors to LifeTime; and

               (e) any Contracts, licenses or permits which may not be transferred without the consent, novation, waiver or approval of a third party or entity, unless such consent, novation, waiver or approval has been duly obtained or receipt of which has been waived by Buyer.

          2.3     Assumed  Liabilities.
                  --------------------

               Buyer shall assume and agree to perform the Assumed Liabilities, effective as of the Closing Date set forth below. The "ASSUMED LIABILITIES" shall mean:

               (a) all liabilities of LifeTime arising under the Assumed Contracts (other than liabilities or obligations attributable to any failure by LifeTime to comply with the terms thereof or liabilities of, and any omissions or negligence on the part of, LifeTime prior to the Closing Date);

               (b) Buyer's portion of any Taxes pursuant to Sections 7.5 and 7.6;

               (c) all current liabilities which are included on the Closing Balance Sheet or in the calculation of Net Working Capital; and

               (d) all other liabilities relating to the LifeTime Business listed on Exhibit 2.3(d).
            ---------------

          2.4     Excluded  Liabilities.
                  ---------------------

               LifeTime shall be responsible for payment and performance of, and agrees to pay and perform, and be solely responsible for all (and Buyer shall not have any responsibility with respect to any) obligations other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, LifeTime shall be responsible for payment and performance of, and agrees to pay and perform, and be solely responsible for all of (and Buyer shall not have any responsibility with respect to any of) the following:

               (a) all liabilities related to the payment of wages, salaries and the provision of benefits, including severance, accrued vacation and sick leave (unless included as current liabilities on the Closing Balance Sheet and in the calculation of Net Working Capital), to LifeTime Persons who are not retained as employees of Baywood or Buyer immediately following the Closing Date;

               (b) all liabilities arising under any Environmental Law (excluding any such liabilities to the extent created by Buyer's operation of the LifeTime Business after the Closing);

               (c) all current liabilities including, without limitation, all accounts payable and wages and salaries payable, which are not included on the Closing Balance Sheet or in the calculation of Net Working Capital;

               (d)     all  liabilities  in  any  way  relating  to  Excluded
Contracts;

               (e) except as set forth in Section 7.5, any Tax liabilities for any Pre-Closing Tax Period;

               (f) any liabilities arising from any work-related injury to any employee or former employee of LifeTime who were at any time engaged in the LifeTime Business (excluding any such liabilities created by Buyer's operation of the LifeTime Business after the Closing); and

               (g) all current liabilities related to the payment of premiums and other payments with respect to the insurance policies set forth in
Section 3.11 of the Disclosure Schedule and the Employee Benefit Plans set forth in Section 3.15(a) of the Disclosure Schedule (including, with respect to the 401(k) Plan, liability for underfunding of contributions related to service prior to the Closing, if any) which are not included on the Closing Balance
Sheet  or  in  the  calculation  of  Net  Working  Capital;

               (h) all other liabilities that arise up to and including the Closing Date which are not Assumed Liabilities.

          2.5     Purchase  Price;  Warrants.
                  --------------------------

               The consideration for the transfer of the Purchased Assets and the LifeTime Business to Buyer by LifeTime shall be (i) Buyer's assumption of the Assumed Liabilities as provided in Section 2.3, plus (ii) the payment to LifeTime of Ten Million Dollars ($10,000,000) (the "PURCHASE PRICE"), subject to adjustment as provided in Section 2.6, plus (iii) the issuance by Baywood of the Warrants.


               (a) Payment of the Purchase Price shall be made on the Closing Date as follows:

                    (i) An aggregate of Seven Million Six Hundred Thousand Dollars ($7,600,000), by wire transfer of immediately available funds to the account(s) designated by each of Pinkowski, Ung and Karim as follows:

                         (A) One Million Eight Hundred Eighty Three Thousand Three Hundred Thirty Three Dollars ($1,883,333), payable to Pinkowski;

                         (B) Two Million Eight Hundred Eight Thousand Three Hundred Thirty Three Dollars ($2,808,333), payable to Ung; and

                         (C) Two Million Nine Hundred Eight Thousand Three Hundred Thirty Three Dollars ($2,908,333), payable to Karim;

                    (ii) Seven Hundred Thousand Dollars ($700,000), by delivery to the Escrow Agent of the Promissory Notes, payable in the principal amounts as follows:

                         (A) Three Hundred Fifty Thousand Dollars ($350,000), payable to Pinkowski;

                         (B) One Hundred Seventy Five Thousand Dollars ($175,000), payable to Ung; and

                         (C) One Hundred Seventy Five Thousand Dollars ($175,000), payable to Karim;

                    (iii) Six Hundred Thousand Dollars ($600,000), by delivery to the LifeTime Representatives of the Convertible Promissory Notes, payable in the principal amounts as follows:

                         (A) One Hundred Thousand Dollars ($100,000), payable to Pinkowski;

                         (B) Two Hundred Fifty Thousand Dollars ($250,000), payable to Ung; and

                         (C) Two Hundred Fifty Thousand Dollars ($250,000), payable to Karim; and

                    (iv)     One  Million  One  Hundred  Thousand  Dollars
               ($1,100,000),  by  delivery  of  Shares  as  follows:

                         (A)     Twenty  million  (20,000,000)  Shares  to
               Pinkowski;  and

                         (B)     Two  million  (2,000,000)  Shares  to  Ung.

               (b) The Warrants shall be issued and delivered to the LifeTime Representatives as follows:

                         (i) Warrant issued to Pinkowski to purchase three hundred fifty thousand Shares at an exercise price of $0.05 per Share;

                         (ii) Warrant issued to Ung to purchase one hundred seventy-five thousand Shares at an exercise price of $0.05 per Share; and

                         (iii) Warrant issued to Karim to purchase one hundred seventy-five thousand Shares at an exercise price of $0.05 per Share.

               (c) The amounts of the cash payments to the LifeTime Representatives pursuant to Section 2.5(a)(i) shall be adjusted in accordance with the flow of funds chart attached hereto as Appendix J.
                                                         -----------

          2.6     Post-Closing  Purchase  Price  Adjustments.
                  ------------------------------------------

               (a)     Closing  Balance  Sheet.  As promptly as practicable, but
                       -----------------------
in any event within sixty (60) days after the Closing Date, Buyer shall prepare and deliver to the LifeTime Representatives the Closing Balance Sheet, which Closing Balance Sheet shall be prepared in accordance with GAAP applied on a basis consistent with the preparation of the Balance Sheet.

               (b)     Disputes.  The  LifeTime  Representatives may dispute the
                       --------
amount of the Net Working Capital reflected on the Closing Balance Sheet by sending a written notice (a "WORKING CAPITAL DISPUTE NOTICE") to Buyer and Baywood within thirty (30) days of Buyer's delivery of the Closing Balance Sheet. The Working Capital Dispute Notice shall identify each disputed item on the Closing Balance Sheet, specify the amount of such dispute and set forth the basis for such dispute. In the event of such a dispute, Buyer and the LifeTime Representatives shall attempt in good faith to reconcile their differences, and any resolution by them as to any disputed items shall be final, binding and conclusive on the parties and shall be evidenced by a writing signed by Buyer and the LifeTime Representatives, including a revised Closing Balance Sheet reflecting such resolution (a "REVISED CLOSING BALANCE SHEET"). If Buyer and the LifeTime Representatives are unable to reach such resolution within twenty (20) days after the LifeTime Representatives' delivery of the Working Capital Dispute Notice to Buyer and Baywood, then Buyer and the LifeTime Representatives shall promptly submit any remaining disputed items for final binding resolution to any independent accounting firm mutually acceptable to Buyer and the LifeTime Representatives (which accounting firm has not, within the prior 24 months, provided services to any of Buyer, Baywood or LifeTime). If Buyer and the LifeTime Representatives are unable to agree on an independent accounting firm, an independent accounting firm selected by Buyer (which accounting firm has not, within the prior 24 months, provided services to Buyer or Baywood) and an independent accounting firm selected by the LifeTime Representatives (which accounting firm has not, within the prior 24 months, provided services to LifeTime) shall select an independent accounting firm that has not, within the prior 24 months, provided services to any of Buyer, Baywood or LifeTime. Such independent accounting firm mutually agreed upon by Buyer and the LifeTime
Representatives or by the procedure referenced in the immediately preceding sentence, as the case may be, is hereinafter referred to as the "INDEPENDENT ACCOUNTING FIRM." If any remaining disputed items are submitted to the Independent Accounting Firm for resolution (A) each party will furnish to the Independent Accounting Firm such workpapers and other documents and information relating to the remaining disputed items as the Independent Accounting Firm may request and are available to such party, and each party will be afforded the opportunity to present to the Independent Accounting Firm any material relating to the disputed items with the Independent Accounting Firm; (B) each party will use its good faith commercially reasonable efforts to cooperate with the arbitration process so that the disputed items can be resolved within forty-five
(45) days of submission of the disputed items to the Independent Accounting Firm; (C) the determination by the Independent Accounting Firm, as set forth in a written notice to Buyer and the LifeTime Representatives (which written notice shall include a Revised Closing Balance Sheet), shall be final, binding and conclusive on the parties; and (D) the fees and disbursements of the Independent Accounting Firm shall be allocated between Buyer and the LifeTime Representatives in the same proportion that the aggregate amount of the disputed items submitted to the Independent Accounting Firm that are unsuccessfully disputed by each party (as finally determined by the Independent Accounting
Firm) bears to the total amount of all disputed items submitted to the Independent Accounting Firm.

               (c)     Working  Capital  Adjustment.  The  Closing Balance Sheet
                       ----------------------------
or, if one has been adopted pursuant to Section 2.6(b), the Revised Closing Balance Sheet, shall be deemed final, binding and conclusive on Buyer, Baywood, LifeTime and the LifeTime Representatives (the "FINAL CLOSING BALANCE SHEET") upon the earliest of (A) the failure of the LifeTime Representatives to deliver to Buyer and Baywood the Working Capital Dispute Notice within thirty (30) days of Buyer's delivery of the Closing Balance Sheet to the LifeTime Representatives; (B) the resolution of all disputes by Buyer and the LifeTime Representatives, as evidenced by a Revised Closing Balance Sheet; and (C) the resolution of all disputes by the Independent Accounting Firm, as evidenced by the Revised Closing Balance Sheet. Within three (3) Business Days after the Final Closing Balance Sheet is deemed final, binding and conclusive, an adjustment to the cash portion of the Purchase Price shall be made as follows:

                    (i) In the event that the Net Working Capital reflected on the Final Closing Balance Sheet, as adjusted in accordance with clause (iii) below, exceeds One Million Seven Hundred Thousand Dollars ($1,700,000), then, within three (3) Business Days of delivery of the Final Closing Balance Sheet, Buyer shall pay to each of Pinkowski, Ung and Karim, on an equal basis or as otherwise directed in writing by the LifeTime Representatives, the amount by which the Net Working Capital reflected on the Final Closing Balance Sheet exceeds $1,700,000, in immediately available funds, at each of Pinkowski's, Ung's and Karim's option, by certified or official bank check or by wire transfer to an account or accounts specified by each of them.

                    (ii) In the event that the Net Working Capital reflected on the Final Closing Balance Sheet, as adjusted in accordance with clause (iii) below, is less than One Million Seven Hundred Thousand Dollars ($1,700,000), then, within three
               (3) Business Days of delivery of the Final Closing Balance Sheet, each of Pinkowski, Ung and Karim shall pay Buyer, on an equal basis, the amount by which the Net Working Capital on the Final Closing Balance Sheet is less than $1,700,000, in immediately available funds, at Buyer's option, by certified or official bank check or by wire transfer to an account specified by Buyer.

                    (iii) It is understood and agreed that all amounts of Cash and Accounts Receivable which are used to distribute Earnings shall cause or result in corresponding reductions in Net Working Capital.

               (d)     Adjustment  of  Notes.  The  Promissory  Notes  and
                       ---------------------
Convertible Promissory Notes shall be subject to Buyer's rights of offset in the manner and to the extent set forth in the Notes and the Escrow Agreement.

          2.7     Closing.
                  -------

               (a) The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Meltzer, Lippe, Goldstein & Breitstone, LLP, 190 Willis Avenue, Mineola, New York 11501 as soon as possible, but in no event later than three (3) Business Days after satisfaction of the conditions set forth in Article VIII (the "CLOSING DATE"), or at such other time or place as Buyer, Baywood and the LifeTime Representatives may agree.

               (b)     At  the  Closing:

                    (i) Buyer shall deliver, or cause to be delivered, to Pinkowski, Ung and Karim, the cash portion of the Purchase
               Price,  as  set  forth  in  Section  2.5(a)(i);

                    (ii) Buyer and Baywood shall execute and deliver to the Escrow Agent the Promissory Notes, as set forth in Section 2.5(a)(ii), which Promissory Notes shall be held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement;

                    (iii) Buyer and Baywood shall execute and deliver to the LifeTime Representatives the Convertible Promissory Notes, as set forth in Section 2.5(a)(iii);

                    (iv) Baywood shall issue the Shares to Pinkowski and Ung, as set forth in Section 2.5(a)(iv), and deliver to Pinkowski and Ung stock certificates representing the Shares;

                    (v) Baywood shall issue and deliver the Warrants to the LifeTime Representatives, as set forth in Section 2.5(b);

                    (vi) to the extent not previously executed and/or delivered, LifeTime and the LifeTime Representatives shall execute and/or deliver, or cause to be executed and/or delivered, to Buyer and Baywood each Transaction Document and any other document, certificate or other instrument required to be executed and/or delivered by LifeTime and the LifeTime Representatives under this Agreement at or prior to the Closing; and

                    (vii) to the extent not previously executed and/or delivered, Buyer and Baywood shall each execute and/or deliver, or cause to be executed and/or delivered, to LifeTime and the LifeTime Representatives each Transaction Document and any other document, certificate or other instrument required to be executed and/or delivered by Buyer and Baywood under this Agreement at or prior to the Closing.

          2.8     Instruments  of  Transfer.
                  -------------------------

               (a) The transfer of the Purchased Assets to Buyer and assumption of the Assumed Liabilities by Buyer at the Closing shall be effected by the delivery of a Bill of Sale, Assumption Agreement and Patent Assignments (in recordable form), as well as copyright, trademark and domain name assignments in recordable form, all in forms prepared by Buyer and reasonably acceptable to LifeTime.

               (b) All tangible Purchased Assets transferred to Buyer at the Closing, including, without limitation, all books, papers, ledgers, documents and records (including, where available, electronic versions thereof) constituting part of the Purchased Assets, will be retained in the offices of LifeTime in existence as of the Closing Date.

                                   ARTICLE III

   Representations and Warranties of LifeTime and the LifeTime Representatives
   ---------------------------------------------------------------------------

          Except as disclosed in the Disclosure Schedule, LifeTime and the LifeTime Representatives, jointly and severally, hereby represent and warrant to Buyer and Baywood as follows:

          3.1     Organization  and  Good  Standing.
                  ---------------------------------

               LifeTime is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to own its properties, to carry on its business as it is now being conducted and to carry out its obligations under this Agreement. LifeTime is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. Copies of the charter documents and bylaws of LifeTime and all amendments thereto have been delivered to Buyer and are true, complete and accurate in all respects. The company minutes and company records of LifeTime have been made available to Buyer and are all of the company minutes and records of LifeTime. Lifetime has duly filed all necessary documents to authorize it to operate under the assumed names Lifetime(R) or Lifetime(R) Vitamins, and such authorization is in full force and effect. To the extent that any material transactions of LifeTime are not documented in its minutes, such transactions have been duly authorized by all necessary corporate action on the part of LifeTime and are otherwise disclosed to the extent so required by other portions of this Agreement. The list of shareholders and transfer records of LifeTime have been made available to Buyer and are true, complete and accurate in all respects.

          3.2     Authorization.
                  -------------

               (a) LifeTime has the full legal right, power and authority to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice or filing with, any Governmental Body or other Person. The execution, delivery and performance by LifeTime of this Agreement and the other Transaction Documents to which LifeTime is a party, and the consummation by it of the transactions contemplated hereby and thereby, are and have been duly and validly authorized and approved by all necessary corporate and shareholder action on the part of LifeTime. This Agreement has been duly executed and delivered by LifeTime and constitutes, and the other Transaction Documents to which LifeTime is a party, at the Closing, will be duly executed and delivered by LifeTime and will each then constitute, a legal, valid and binding obligation of LifeTime, enforceable against LifeTime in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

               (b) Severally, but not jointly, each LifeTime Representative represents that he has the full legal capacity to enter into and perform the transactions contemplated by this Agreement, and is not under any prohibition or restriction, contractual, statutory or otherwise, against doing so. Severally, but not jointly, each LifeTime Representative represents that this Agreement has been duly executed and delivered by such LifeTime Representative and constitutes, and the other Transaction Documents to which such LifeTime Representative is a party, at the Closing, will be duly executed and delivered by such LifeTime Representative and will each then constitute, a legal, valid and binding obligation of such LifeTime Representative, enforceable against such LifeTime Representative in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          3.3     No  Conflicts;  Consents.
                  ------------------------

               Neither the execution and delivery by LifeTime or the LifeTime Representatives of this Agreement or any of the Transaction Documents to which LifeTime or the LifeTime Representatives is or will be a party, nor the consummation by LifeTime or the LifeTime Representatives of the transactions contemplated hereby or thereby, will (i) conflict with or violate the charter documents or bylaws or resolutions of the directors or shareholders of LifeTime or (ii) conflict with, violate, result in the breach of any term of, result in the acceleration of performance of any obligation under, constitute a default under, require the consent or approval of or any notice to or filing with any Person, or create an Encumbrance on any of the properties or assets of LifeTime or the LifeTime Representatives under, (x) any material note, mortgage, deed of trust, real property lease or other material agreement or instrument to which LifeTime or the LifeTime Representatives is a party or by which LifeTime or the LifeTime Representatives or any of their respective properties or assets are bound, (y) any material Law or License, or (z) any material order, decree, writ, or injunction of any Governmental Body having jurisdiction over LifeTime, the LifeTime Representatives or any of their respective properties or assets.

          3.4     Financial  Statements.
                  ---------------------

               LifeTime has delivered to Buyer an unaudited balance sheet of LifeTime for the fiscal year ended August 31, 2005 and an audited balance sheet of LifeTime for the fiscal year ended August 31, 2006 (the "BALANCE SHEETS") and the related income statements (the "INCOME STATEMENTS") and statements of shareholders' equity and cash flow for each of such fiscal years then ended (the "CASH FLOW STATEMENTS", and together with the Balance Sheets and Income Statements, including the notes thereto, the "FINANCIAL STATEMENTS"), copies of which are attached hereto as Section 3.4 of the Disclosure Schedule. The Financial Statements have been prepared in accordance with GAAP, and present fairly, in all material respects, the financial position, results of operations and cash flow of LifeTime as at the respective dates of and for the periods referred to in such Financial Statements (subject, in the case of unaudited financial statements, to normal year-end adjustments).

          3.5     No  Undisclosed  Liabilities.
                  ----------------------------

               As of the date of the more recent of the Balance Sheets (the "2006 BALANCE SHEET"), other than those set forth in Section 3.5 of the Disclosure Schedule or which are reflected or reserved against on the 2006 Balance Sheet, LifeTime had no liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise).

          3.6     Taxes.
                  -----

               (a) LifeTime has timely filed with the appropriate Governmental Bodies all material Returns required to be filed by it and has paid on a timely basis all material Taxes (whether or not shown on any Return). The information on such Returns is complete and accurate in all material respects. There are no liens for Taxes (other than for current Taxes not yet due and payable for which an adequate reserve has been established) upon the Purchased Assets.

               (b) No unpaid deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Body in writing with respect to LifeTime that are still pending and there are no pending or, to the knowledge of LifeTime and the LifeTime Representatives, threatened, audits, investigations or claims or issued and outstanding assessments for Taxes of or with respect to LifeTime. LifeTime has not requested any extension of time within which to file any currently unfiled Returns and no extension of a statute of limitations relating to any Taxes is in effect with respect to LifeTime.

               (c) (i) LifeTime has made or will make provision for all material Taxes payable by it with respect to any Pre-Closing Tax Period which have not been paid prior to the Closing Date; (ii) such provision (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) is adequate to cover all unpaid Taxes of LifeTime for all Pre-Closing Tax Periods; (iii) LifeTime has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or allocable to any employee, member, independent contractor, creditor, shareholder or other third party; and (iv) to the knowledge of LifeTime and the LifeTime Representatives, LifeTime is required to file Returns only in the State of California and with the Federal Internal Revenue Service, and no written claim has ever been made by a Governmental Body in a jurisdiction where LifeTime does not currently file Returns that LifeTime is or may be subject to taxation by that jurisdiction.

               (d) LifeTime is not liable for Taxes of any other Person and is not currently under any contractual obligation to or a party to any tax sharing agreement or any other agreement providing for payments with respect to Taxes.

               (e) LifeTime has not entered into any sale leaseback or any leveraged lease transaction with respect to the Purchased Assets.

          3.7     Property.
                  --------

               LifeTime has good and marketable title to, or in the case of leased property, has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the 2006 Balance Sheet or acquired after the date of the 2006 Balance Sheet, except property or assets disposed of in the ordinary course of business after the date of the 2006 Balance Sheet. None of such properties or assets is subject to any Encumbrances, except:

                    (i)     Encumbrances  disclosed  on  the 2006 Balance Sheet;

                    (ii) liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the 2006 Balance Sheet); or

                    (iii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise impair business operations involving such properties (such items listed in (i) through (iii) being referred to as "PERMITTED ENCUMBRANCES").

          3.8     Title  to  and  Sufficiency  of  Purchased  Assets.
                  --------------------------------------------------

               Following the Closing, Buyer will be the lawful owner of, and have good and valid title to, the Purchased Assets, free and clear of all Encumbrances except for (i) Permitted Encumbrances and (ii) the Assumed
Liabilities. Except as disclosed in Section 3.8 of the Disclosure Schedule and except for any Excluded Assets, the Purchased Assets include all of the assets and properties necessary for, and all of the assets and properties used or held for use by LifeTime or any other Person in the LifeTime Business, as LifeTime has operated the LifeTime Business (or caused the LifeTime Business to be operated on its behalf) prior to and as of the Closing Date. None of the Purchased Assets is in the possession, custody or control of any Person other than LifeTime. The tangible Purchased Assets are in good operating condition and repair (ordinary wear and tear excepted), are not in need of any material repair or material maintenance and will be in the same condition on the date on which such Purchased Assets are to be transferred to Buyer (ordinary wear and tear excepted).

          3.9     Intellectual  Property.
                  ----------------------

               (a) Section 3.9(a) of the Disclosure Schedule lists (w) all issued Patents, and all pending applications for Patents, owned by LifeTime; (x) all registered Trademarks, and all pending applications for Trademarks, owned by LifeTime; (y) all registered Copyrights, and all pending applications for Copyrights, owned by LifeTime; and (z) all Domain Names owned by LifeTime.

               (b) LifeTime has good and valid title to, or otherwise possesses the rights to use, all Intellectual Property necessary to permit Buyer to operate the LifeTime Business from and after the Closing Date, in the same manner as currently conducted by LifeTime. Neither the consummation of the transactions contemplated by this Agreement nor LifeTime's performance hereunder will result in the diminution, license, transfer, termination or forfeiture of LifeTime's rights in the Intellectual Property. Except for Intellectual Property owned by third parties and licensed to LifeTime, to the knowledge of LifeTime and the LifeTime Representatives, no Person other than LifeTime has any right or interest of any kind or nature in or with respect to the Intellectual Property, or any portion thereof, or any rights to sell, license, lease, transfer or use or otherwise exploit the Intellectual Property or any portion thereof. To the knowledge of LifeTime and the LifeTime Representatives, there is no material infringement by third parties of any Intellectual Property. All officers, employees and contractors of LifeTime who have created Intellectual
Property, have executed an agreement with LifeTime pursuant to which all rights, title and ownership in and to such Intellectual Property have been assigned to LifeTime.

               (c) There: (i) is no pending or, to the knowledge of LifeTime and the LifeTime Representatives, threatened action, suit, proceeding or claim against LifeTime challenging LifeTime's rights in or to any Intellectual Property; (ii) is no pending or, to the knowledge of LifeTime and the LifeTime Representatives, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned by LifeTime; (iii) is no pending or, to the knowledge of LifeTime and the LifeTime Representatives, threatened action, suit, proceeding or claim by others that LifeTime infringed or otherwise violated any patent, trademark, copyright, trade secret or other intellectual property rights of others; (iv) is no patent or published patent application which contains claims that invalidate or may invalidate (A) any Patent owned by LifeTime, or, (B) to the knowledge of LifeTime and the LifeTime Representatives, any Patents licensed by LifeTime; in each such case where any such claim would have a Material Adverse Effect; and
(v) is no prior art of which LifeTime or the LifeTime Representatives are aware that may render any Patent held by LifeTime invalid or any patent application held by LifeTime unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or a foreign patent authority.

               (d) The Intellectual Property (including, to the knowledge of LifeTime and the LifeTime Representatives, the Intellectual Property of third parties licensed to LifeTime), is free and clear of any and all Encumbrances.

               (e) Section 3.9(e) of the Disclosure Schedule sets forth all agreements by which LifeTime is obligated to make to third parties any payments related to the Intellectual Property. LifeTime is not bound by an agreement by which it owes any present or future royalties or other payments to third parties in respect of Intellectual Property in excess of $10,000.

          3.10     Contracts  and  Agreements.
                   --------------------------

               (a) Section 3.10(a) of the Disclosure Schedule sets forth a true, complete and accurate list of each of the following contracts, agreements, arrangements, instruments or understandings, whether oral or written, to which LifeTime is a party or by which LifeTime or its assets or properties are bound (collectively, the "CONTRACTS"):

                    (i)     each  employment  or  other  similar  agreement;

                    (ii) (A) each management, consulting, retainer or other similar type of agreement under which services are provided by any Person to LifeTime in excess of $25,000 per annum and (B) each agreement or commitment for services and supplies provided by any other Person to LifeTime or requiring payments by LifeTime of more than $25,000 per annum;

                    (iii) each agreement that restricts in any manner the operation of the LifeTime Business as presently conducted, including each agreement that restricts the ability of LifeTime to solicit customers, employees or other service providers;

                    (iv) each lease (as lessor, lessee, sublessor or sublessee) of any real property;

                    (v) each lease (as lessor, lessee, sublessor or sublessee) of any tangible personal property requiring payment during its term or any extension or renewal thereof in excess of $25,000;

                    (vi) each license (as licensor, licensee, sublicensor or sublicensee) of any Intellectual Property (other than customary, non-negotiated licenses of commercially available, "packaged, off the shelf" computer software);

                    (vii) each agreement under which any money has been or may be borrowed or loaned, or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed, and each guaranty (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person;

                    (viii) each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease involving in excess of $10,000;

                    (ix) each partnership, joint venture or similar agreement;

                    (x) each agreement or commitment to make unpaid capital expenditures in excess of $10,000;

                    (xi) each agreement providing for registration of the capital stock of LifeTime under the U.S. securities laws;

                    (xii) each agreement containing a change of control provision;

                    (xiii) each customer contract providing for payments to LifeTime in excess of $10,000 per year;

                    (xiv) each other agreement having an indefinite term or a fixed term of more than one (1) year or requiring payments by LifeTime of more than $25,000 per year; and

                    (xv) any other contract or commitment not made in the ordinary course of business that is material to the LifeTime Business.

               (b) Each Contract is legal, valid, binding and in full force and effect and is enforceable by LifeTime in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity. LifeTime is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts, and, to the knowledge of LifeTime and the LifeTime Representatives, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts. None of the Contracts has been terminated and LifeTime and the LifeTime Representatives are not aware of any intention or right of any party to default under any of the Contracts.

          3.11     Insurance.
                   ---------

               Section 3.11 of the Disclosure Schedule accurately lists (by type, carrier, policy number, limits, premium and expiration date) all insurance policies currently maintained by LifeTime. Each such insurance policy is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid. LifeTime has not received notice of cancellation or non-renewal of any such policy. The transactions contemplated by this Agreement and the other Transaction Documents will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

          3.12     Litigation.
                   ----------

               Except as set forth in Section 3.12 of the Disclosure Schedule, there is no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding pending or, to the knowledge of LifeTime and the LifeTime Representatives, threatened against LifeTime or any of its properties or assets, or any director, officer or employee of LifeTime, in his or her capacity as such.

          3.13     Compliance  with  Law;  Licenses.
                   --------------------------------

               (a) LifeTime is and has been in compliance in all respects with all applicable Laws, orders and decrees governing the conduct or operation of its business, and all of its Licenses. LifeTime has not received any written notice of any violation of any such Law, order, decree or License, and to the knowledge of LifeTime and the LifeTime Representatives, no such violation has been threatened.

               (b) Section 3.13(b) of the Disclosure Schedule lists all governmental licenses, approvals, authorizations, registrations, consents, orders, certificates, decrees, franchises and permits (collectively, "LICENSES") of LifeTime. The Licenses are all of the Licenses necessary for the conduct and operation of the LifeTime Business in the manner as conducted prior to the Closing. Such Licenses are in full force and effect; and no proceeding is pending or, to the knowledge of LifeTime and the LifeTime Representatives, threatened seeking the revocation or limitation of any such License. To the knowledge of LifeTime and the LifeTime Representatives, there exists no state of facts which could cause any Governmental Body to limit, revoke or fail to renew any License related to or in connection with the LifeTime Business as currently conducted or operated by LifeTime.

          3.14     Employees.
                   ---------

               Section 3.14 of the Disclosure Schedule sets forth a true and complete list of (i) the names, titles, annual salaries and other compensations of all employees of LifeTime;

and (ii) the wage rates for non-salaried employees of LifeTime (by classification), in each case who are engaged directly or indirectly with the LifeTime Business. With respect to the employees listed on Section 3.14 of the Disclosure Schedule, none of such employees has indicated to LifeTime that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise. LifeTime generally has good relationships with such employees.

          3.15     Employee  Benefit  Plans.
                   ------------------------

               (a) Section 3.15(a) of the Disclosure Schedule lists all Employee Benefit Plans. "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof), of LifeTime or any ERISA Affiliate (as defined below), which are maintained by LifeTime or any ERISA Affiliate, or under which LifeTime or any ERISA Affiliate has or may have any obligation to contribute, including all employee pension, profit-sharing, savings, retirement, incentive, bonus, deferred compensation, employment, severance, vacation, holiday, cafeteria, medical, disability, life, accident or other insurance, equity or equity-based compensation plans, and any other plans, policies, programs, practices, agreements or arrangements. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than LifeTime that, together with LifeTime, is or was a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or in the case of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, of an affiliated service group within the meaning of Section 414(m) of the Code.

               (b) With respect to each Employee Benefit Plan, LifeTime has delivered or made available to Buyer true, complete and accurate copies (and written summaries of any unwritten documents) of (i) the Employee Benefit Plan and any amendment thereto, including all employment or severance agreements and any procedures and policies relating to the employment of employees of LifeTime and the use of temporary employees and independent contractors by LifeTime, (ii) the plan's summary plan description, summaries of material modifications and material communications distributed to participants, and (iii) where applicable, the most recent opinion or determination letter issued by the IRS.

               (c) No Employee Benefit Plan is subject to Title IV of ERISA or is a multiemployer plan (within the meaning of Section 3(37) of ERISA); neither LifeTime nor any ERISA Affiliate has ever contributed to such a plan and no facts exist as a result of which LifeTime could have any liability under Title IV of ERISA.

               (d) Each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS covering all amendments required by the General Agreement on Tariff and Trade of 1994 and subsequent legislation which constitute what is generally referred to as "GUST amendments," and nothing has occurred and no circumstances exist that adversely affect any such favorable determination letter. Each Employee Benefit Plan is and has been maintained in form and operation in all material respects in compliance with its terms and all applicable Laws, including, without limitation, ERISA and the Code.

               (e) There are no actions, claims (other than routine claims for benefits), lawsuits or arbitrations, including investigations by any Governmental Body, pending or, to the knowledge of LifeTime and the LifeTime Representatives, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and to the knowledge of LifeTime and the LifeTime Representatives, there are no facts that could reasonably be expected to give rise to any such actions, claims, lawsuits or arbitrations.

               (f) As of and including the date of the Closing, LifeTime shall have made all contributions, including matching contributions and premiums and other insurance policy fees, required to be made by it up to and including the date of the Closing with respect to each Employee Benefit Plan.

               (g) No Employee Benefit Plan provides welfare benefits for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA") or applicable continuation of coverage requirements under other Law. There has been no communication to any person that could reasonably be expected to promise or grant any such retiree health or life insurance or any retiree death benefits, except as required by COBRA or applicable continuation of coverage requirements under other Law.

               (h) LifeTime has not proposed, announced or agreed to create any additional Employee Benefit Plans or to amend or modify any Employee Benefit Plan in a manner that would (i) cause an increase in benefits under such Employee Benefit Plan, (ii) cause the creation of new benefits or (iii) change any employee coverage that would cause an increase in the expense of maintaining such Plan.

               (i) No individual performs services for LifeTime that LifeTime treats as an independent contractor or as an employee of a third party, including any "leased employee" (within the meaning of Section 414(n) or (o) of the Code).

               (j) The consummation of the transactions contemplated by this Agreement, either alone or in combination with any other event, will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus payments or otherwise) becoming due to any employee of LifeTime who accepts Buyer's offer of employment, (ii) any increase in the compensation or benefits payable in respect of any such employee, or
(iii) any acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any such employee.

          3.16     Environmental  Matters.
                   ----------------------

               Except  as set forth in Schedule 3.16 of the Disclosure Schedule,
(a) LifeTime is not in violation of any Laws (including without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively,

"ENVIRONMENTAL LAWS"); (b) LifeTime has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws ("HAZARDOUS MATERIALS"), except for reasonable amounts of ordinary office and/or office-cleaning supplies; (c) LifeTime has not conducted, nor are LifeTime or the LifeTime Representatives aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials in any real property owned, operated or leased by LifeTime; and (d) there are no Environmental Liabilities. As used herein, "ENVIRONMENTAL LIABILITIES" are any claims, demands or liabilities under Environmental Laws which (i) arise out of LifeTime's operations or activities, or any real property at any time owned, operated or leased by LifeTime (whether such agreement with respect to real property is in writing or otherwise) and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

          3.17     Bank  Accounts  and  Powers  of  Attorney.
                   -----------------------------------------

               Section 3.17 of the Disclosure Schedule sets forth the name of each bank in which LifeTime has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box and the names of all Persons authorized to draw thereon or have access thereto. Except as set forth in Section 3.17 of the Disclosure Schedule, no Person holds any power of attorney from LifeTime.

          3.18     Absence  of  Certain  Changes.
                   -----------------------------

               Since the date of the 2006 Balance Sheet, the LifeTime Business has been operated in the ordinary course consistent with past practice. Without limiting the generality of the immediately preceding sentence and except as set forth in Section 3.18 of the Disclosure Schedule, since the date of the 2006 Balance Sheet, LifeTime and the LifeTime Representatives have not:

               (a) amended or otherwise modified the LifeTime charter documents or bylaws;

               (b) mortgaged, pledged or granted any security interest in any of the LifeTime assets;

               (c) increased the compensation, bonus or other benefits payable or potentially payable to of any of the employees or executive officers of the LifeTime Business, except in the ordinary course of business consistent with past practice;

               (d) terminated or modified any Contract, or received any written notice of termination of any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

               (e) incurred or assumed any indebtedness for borrowed money or guaranteed any obligation or the net worth of any Person;

               (f) discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied during such period in accordance with their original terms;

               (g) paid any material obligation or liability (absolute, accrued, contingent or otherwise), whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements or incurred since the date of the 2006 Balance Sheet in the ordinary course of business consistent with past practice;

               (h) sold, transferred, leased to others or otherwise disposed of any assets having a fair market value in excess of $10,000, except in the ordinary course of business consistent with past practice;

               (i) cancelled, waived or compromised any material debt or claim;

               (j) suffered any damage or destruction to or loss of any of the LifeTime tangible properties or assets (whether or not covered by insurance);

               (k) lost the employment services of any employee whose annual salary exceeded $50,000;

               (l) made any loan or advance to any Person other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice;

               (m) purchased or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

               (n) made any capital expenditures or capital additions or betterments in amounts which exceeded $10,000 in the aggregate;

               (o) changed the LifeTime method of accounting or its accounting principles or practices;

               (p) instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Body relating to LifeTime or any of its properties or assets;

               (q) made or revoked any Tax elections or settled or compromised any Tax liability with any Governmental Body; or

               (r) entered into any agreement or commitment to do any of the foregoing.

          3.19     Books  and  Records
                   -------------------

               The books and records of LifeTime with respect to its operations, employees and properties have been maintained in the usual, regular and ordinary manner, all entries with respect thereto have been accurately made, and all transactions have been accurately accounted for. The matters contained in such books and records are appropriately and accurately reflected in the Financial Statements.

          3.20     Transactions  with  Affiliates
                   ------------------------------

               Except as set forth in Section 3.20 of the Disclosure Schedule, there are no loans, leases, royalty agreements or other continuing transactions between LifeTime and any of LifeTime's officers or directors or any member of any officer's or director's family. None of the officers or directors of LifeTime (a) has any material direct or indirect interest in any entity that does business with LifeTime; (b) has any direct or indirect interest in any property, asset or right that is used by LifeTime in the conduct of its business; or (c) has any contractual relationship with LifeTime other than such relationships that result solely from being an officer, director or shareholder of LifeTime.

          3.21     Customers  and  Suppliers.
                   -------------------------

               Section 3.21 of the Disclosure Schedule lists the ten (10) largest customers and the ten (10) largest suppliers of LifeTime, together with the amount of sales or purchases attributable to such customers and suppliers expressed in dollars and as a percentage of total sales or purchases, as the case may be, for each of the fiscal years ended August 31, 2005 and August 31, 2006. LifeTime generally has good commercial relationships with its ten (10) largest customers and suppliers.

          3.22     Brokers  and  Finders.
                   ---------------------

               LifeTime and the LifeTime Representatives have not engaged any broker, finder or investment advisor in connection with the transactions contemplated by this Agreement except that Pinkowski has been so engaged by Karim and Ung.

          3.23     Restrictions  on  LifeTime  Business  Activities.
                   ------------------------------------------------

               There is no judgment, injunction, order or decree binding upon LifeTime or any of its shareholders, officers or directors, or, to the knowledge of LifeTime and the LifeTime Representatives, threatened that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the LifeTime Business by LifeTime as currently conducted.

          3.24     Accounts  Payable.
                   -----------------

               All accounts payable of LifeTime arose in the ordinary course of business. All items which are required by GAAP to be reflected as payables on the Financial Statements and on the books and records of LifeTime are so reflected or set forth in Section 3.24 of the Disclosure Schedule. There has been no material adverse change since the date of the 2006 Balance Sheet in the amount or delinquency of accounts payable of LifeTime, either individually or in the aggregate.

          3.25     Accounts  Receivable.
                   --------------------

               All Accounts Receivable of LifeTime have arisen in the ordinary course of business, represent valid obligations to LifeTime arising from bona fide transactions in the ordinary course of business, are not subject to claims or set-off or other defenses or counterclaims, and, except as set forth in
Section 3.25 of the Disclosure Schedule, are believed by LifeTime and the LifeTime Representatives to be fully collectible in the ordinary course of business within ninety (90) days after the applicable due date. All of such Accounts Receivable are free and clear of any liens or other charges. All items which are required by GAAP to be reflected as receivables on the Financial
Statements and on the books and records of LifeTime are so reflected or set forth in Section 3.25 of the Disclosure Schedule. Section 3.25 of the Disclosure Schedule also sets forth the aggregate amount of receivables which relate to services which will not yet be performed by LifeTime as of the Closing Date.

          3.26     Full  Disclosure.
                   ----------------

               No representation, warranty or statement of LifeTime and the LifeTime Representatives made in this Agreement or the Schedules or Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading.

                                   ARTICLE IV

               Representations and Warranties of Buyer and Baywood
               ---------------------------------------------------

          Buyer and Baywood, jointly and severally, hereby represent and warrant to LifeTime and the LifeTime Representatives as follows:

          4.1     Organization  and  Good  Standing.
                  ---------------------------------

               Each of Buyer and Baywood is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and carry out its obligations under this Agreement.

          4.2     Authorization.
                  -------------

               Buyer and Baywood have the full legal right, power and authority to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice or filing with, any Governmental Body or other Person. The execution, delivery and performance by Buyer and Baywood of this Agreement and the other Transaction Documents to which Buyer and Baywood are each a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer and Baywood. This Agreement has been duly executed and delivered by Buyer and Baywood and constitutes, and the other Transaction
Documents to which Buyer and Baywood are each a party, at the Closing, will be duly executed and delivered by Buyer and Baywood and will each then constitute, a legal, valid and binding obligation of Buyer and Baywood, enforceable against Buyer and Baywood in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

          4.3     No  Conflicts;  Consents.
                  ------------------------

               Neither the execution and delivery by Buyer and Baywood of this Agreement or any of the Transaction Documents to which each is a party, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) conflict with or violate the charter documents or bylaws of Buyer or Baywood, or
(ii) conflict with, violate, result in the breach of any term of, constitute a default under or require the consent or approval of or any notice to or filing with any Person under, any note, mortgage, deed of trust or other agreement or instrument to which Buyer or Baywood is a party or by which Buyer or Baywood is bound, or any Law, decree, writ or injunction of any Governmental Body having jurisdiction over Buyer or Baywood.

          4.4     Litigation.
                  ----------

               There is no lawsuit, governmental investigation or legal, administrative, or arbitration action or proceeding pending or, to the knowledge of Buyer or Baywood, threatened against Buyer or Baywood, or any director, officer or employee of Buyer or Baywood in his or her capacity as such, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby or which would reasonably be expected to have a material adverse effect on the ability of Buyer or Baywood to consummate the transactions contemplated hereby.

          4.5     Sufficient  Funds.
                  -----------------

               Buyer will have all funds necessary and sufficient to enable it to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. As of the Closing and immediately after consummating the transactions contemplated by this Agreement, neither Buyer nor Baywood shall (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and mature), (ii) have unreasonably small capital with which to engage in its businesses, or (iii) have incurred or plan to incur debts beyond its ability to repay such debts as they become absolute and matured.

          4.6     Brokers  and  Finders.
                  ---------------------

               Except for the services of Northeast Securities, Inc., Buyer and Baywood have not engaged any broker, finder or investment advisor in connection with the transactions contemplated by this Agreement. Buyer and Baywood shall be responsible and shall pay all fees, commissions and costs of Northeast Securities, Inc.

          4.7     Public  Filings.
                  ---------------

               Baywood has made available to the LifeTime Representatives true and complete copies of all reports filed by Baywood with the SEC (collectively, the "SEC DOCUMENTS") as of the date of this Agreement and shall make available to the LifeTime Representatives any additional SEC Documents filed with the SEC prior to the Closing. As of their respective filing dates, (i) each SEC Document complied, or shall comply, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended, and (ii) none of the SEC Documents contained, or shall contain, any untrue statement of a material fact or omitted, or shall omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.8     Capital  Stock.
                  --------------

               The authorized capital stock of Baywood consists of two hundred million (200,000,000) shares of Common Stock, of which forty-two million six hundred sixty-seven thousand two hundred eighty-eight (42,667,288) shares are issued and outstanding, and ten million (10,000,000) shares of preferred stock, par value $1.00 per share, of which five hundred ninety-six thousand seven hundred ten (596,710) shares are issued and outstanding. All presently outstanding shares of Baywood's capital stock have been duly authorized and validly issued, and are fully paid and non-assessable.

          4.9     Issuance  of  Shares.
                  --------------------

               The Shares to be issued to the LifeTime Representatives at the Closing, upon conversion of the Convertible Promissory Notes and upon exercise of the Warrants, have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, the Convertible Promissory Notes and the Warrants, as applicable, will be validly issued, fully paid and non-assessable. Baywood has reserved (i) twelve million (12,000,000) Shares for issuance upon conversion of the Convertible Promissory Notes and (ii) seven hundred thousand (700,000) Shares for issuance upon exercise of the Warrants and, when issued upon conversion of the Convertible Promissory Notes or upon exercise of the Warrants, as applicable, such Shares will be validly issued, fully paid and non-assessable.

                                    ARTICLE V

             Covenants of LifeTime and the LifeTime Representatives
             ------------------------------------------------------

          LifeTime and the LifeTime Representatives, jointly and severally, hereby covenant and agree as follows:

          5.1     Normal  Course.
                  --------------

               From the date hereof until the Closing, LifeTime and the LifeTime Representatives will use their good faith commercially reasonable efforts to (a) maintain LifeTime's corporate existence in good standing; (b) maintain in effect all of LifeTime's presently existing insurance coverage (or substantially equivalent insurance coverage); (c) preserve LifeTime's business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its customers and suppliers; and (d) in all respects conduct the LifeTime Business in the usual and ordinary manner consistent with past practice and perform in all material respects all Contracts.

          5.2     Conduct  of  LifeTime  Business.
                  --------------------------------

               Without limiting the provisions of Section 5.1, LifeTime and the LifeTime Representatives will not, without the prior written consent of Buyer or Baywood, cause LifeTime to:

               (a) amend or otherwise modify its charter documents or bylaws;

               (b) mortgage, pledge or grant any security interest in any of its assets;

               (c) increase the compensation, bonus or other benefits payable or potentially payable to any of the employees or executive officers of LifeTime except in the ordinary course of business consistent with past practice;

               (d) terminate or modify any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

               (e) incur or assume any indebtedness for borrowed money or guaranty any obligation or the net worth of any Person;

               (f) discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

               (g) pay any material obligation or liability (absolute, accrued, contingent or otherwise), whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements or incurred since the date of the 2006 Balance Sheet in the ordinary course of business consistent with past practice;

               (h) sell, transfer, lease to others or otherwise dispose of any assets having a fair market value in excess of $10,000, except in the ordinary course of business consistent with past practice;

               (i)     cancel,  waive  or compromise any material debt or claim;

               (j) make any loan or advance to any Person other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice;

               (k) hire or discharge any employee or consultant whose annual compensation exceeds $50,000 per year;

               (l) purchase or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

               (m) make any capital expenditures or capital additions or betterments in amounts which exceed $10,000 in the aggregate;

               (n) change its method of accounting or its accounting principles or practices;

               (o) institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Body relating to it or any of its properties or assets;

               (p) make or revoke any Tax elections or settle or compromise any Tax liability with any Governmental Body; or

               (q) enter into any agreement or commitment to do any of the foregoing.

          5.3     Access  to  Information.
                  -----------------------

               Prior to and for a period of five (5) years from the Closing Date (or such longer period as may be required by any Governmental Body or ongoing litigation proceeding), LifeTime and the LifeTime Representatives will (a) give Buyer and its Representatives full access during normal business hours to the offices, properties, books and records of LifeTime; (b) furnish Buyer and its Representatives such financial and operating data and other information relating to LifeTime as such Persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of LifeTime to cooperate with the reasonable requests of Buyer and its Representatives in their investigation of LifeTime. Buyer or Baywood, as applicable, shall reimburse LifeTime or the LifeTime Representatives, as applicable, for all reasonable out-of-pocket expenses incurred by them after the Closing Date in connection with the actions contemplated by this Section 5.3.

          5.4     Efforts  to  Satisfy  Conditions.
                  --------------------------------

               LifeTime and the LifeTime Representatives shall use their good faith commercially reasonable efforts to satisfy the conditions set forth in
Article  VIII  that  are  within  their  respective  control.

          5.5     Notification  of  Certain  Matters.
                  -----------------------------------

               Promptly after obtaining knowledge thereof, LifeTime and the LifeTime Representatives shall notify Buyer in writing of (a) the occurrence or non-occurrence of any fact or event which causes or would reasonably be likely to cause (i) any representation or warranty of LifeTime or the LifeTime Representatives contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) any covenant, condition or agreement of LifeTime or the LifeTime Representatives in this Agreement not to be complied with or satisfied in any material respect, and (b) any failure of

LifeTime or the LifeTime Representatives to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them in any material respect; provided, however, that no such notification shall affect the
                   --------
representations or warranties of LifeTime or the LifeTime Representatives, or the right of Buyer and Baywood to rely thereon, or the conditions to the obligations of Buyer and Baywood except to the extent and solely in cases where the notification discloses matters which arose after the date hereof and of which LifeTime and the LifeTime Representatives do not have knowledge of such matters as of the date hereof, in which case such notification shall not be deemed to constitute a breach of the representations and warranties of LifeTime and the LifeTime Representatives under this Agreement; provided, that any such
                                                         --------
notification by LifeTime and the LifeTime Representatives shall not affect the ability of Buyer and Baywood to terminate this Agreement pursuant to Section
8.2. LifeTime and the LifeTime Representatives shall give prompt notice in writing to Buyer and Baywood of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by LifeTime or the LifeTime Representatives in connection with the transactions contemplated by this Agreement.

          5.6     Confidentiality.
                  ---------------

               (a) LifeTime and its Affiliates and the LifeTime Representatives will hold, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all Confidential Information concerning Buyer or Baywood, and after the Closing Date, all Confidential Information concerning LifeTime, except to the extent that such Confidential Information can be shown to have been (i) previously known on a non-confidential basis by LifeTime or the LifeTime Representatives;
(ii)  in  the  public  domain  through  no  fault  of  LifeTime  or the LifeTime
Representatives; (iii) independently developed by LifeTime or the LifeTime Representatives without reliance on such Confidential Information or (iv) received from a third party without breach of any duty of confidentiality by such third party; provided, however, that LifeTime may disclose such
                     --------
Confidential Information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by LifeTime of the confidential nature of such Confidential Information and are directed by LifeTime to treat such Confidential Information confidentially.

               (b) In the event LifeTime or its Affiliates or the LifeTime Representatives are required by judicial or administrative process or by other requirements of Law to disclose the Confidential Information, LifeTime and its Affiliates and the LifeTime Representatives shall, before making such disclosure, give prompt notice thereof to Buyer and Baywood and, to the extent reasonably practicable, provide such reasonable cooperation and assistance as Buyer or Baywood may reasonably request (at Buyer's or Baywood's expense) to obtain an appropriate protective order or other appropriate remedy. In the event that no such protective order or other remedy is obtained, LifeTime and its Affiliates and the LifeTime Representatives shall furnish only that portion of the Confidential Information which they are advised by counsel is legally required to be furnished.

               (c) The obligation of LifeTime and its Affiliates and the LifeTime Representatives to hold the Confidential Information shall be satisfied if they exercise the same care with respect to such Confidential Information as they would take to preserve the confidentiality of their own similar information, but in no event less than a reasonable degree of care.

               (d) If this Agreement is terminated for any reason, LifeTime and the LifeTime Representatives will, and will use their best efforts to cause LifeTime's officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by LifeTime, or on its behalf from Buyer or its Affiliates in connection with this Agreement that are subject to such confidence. The obligations of LifeTime under this Section 5.6 shall continue for a period of five (5) years following the date of disclosure of the Confidential Information.

          5.7     Non-Competition.
                  ---------------

               (a)     From and after the Closing Date and for a period of three
(3) years thereafter (the "RESTRICTION PERIOD"), neither LifeTime nor any of the LifeTime Representatives, anywhere in the world, either directly or indirectly, shall engage in, or own, have an interest in, manage, be employed by, connected with or work for, any Person engaged in, any activity involving the development, marketing, distribution or sale of neutraceutical products, including, but not limited to, dietary supplements and pharmaceuticals, the same as or similar to those sold by LifeTime prior to the Closing Date, except for (i) the employment
                                                   ----------
of Pinkowski under the Employment Agreement, (ii) the items set forth in Section
5.7 of the Disclosure Schedule, (iii) the performance by Karim under the Manufacturing Agreement - NHK or other agreements providing for Karim or his Affiliates to perform contract manufacturing similar to that performed under the Manufacturing Agreement - NHK, (iv) the performance by Ung under the
Manufacturing Agreement - Best Formulations or other agreements providing for Ung or his Affiliates to perform contract manufacturing similar to that performed under the Manufacturing Agreement - Best Formulations, (v) the ownership by Karim, directly or indirectly, of any interest in NHK, Parason, NHKCC, or their respective successors in interest, provided that such entities do not engage in any activities otherwise prohibited by this Section 5.7, (vi) the ownership by Ung, directly or indirectly, of any interest in Best
Formulations, Nature's Value, or California Health International or their respective successors in interest, provided that such entities do not engage in any activities otherwise prohibited by this Section 5.7, (vii) the sale and distribution by Parason or Nature's Value or any successor in interest to Parason or Nature's Value of dietary supplements, neutraceutical and pharmaceutical products, including products the same as or similar to the products of LifeTime, (viii) the research, discovery, manufacture, marketing, distribution and sale of bulk food ingredients, dietary supplement ingredients and pharmaceutical ingredients by NHKCC, Best Formulations or California Health International or any successor in interest of NHKCC, Best Formulations or California Health International, (ix) the performance of services, including as an executive, consultant or otherwise, by Karim for NHK, Parason or NHKCC or their respective successors in interest, provided that such entities do not engage in any activities otherwise prohibited by this Section 5.7, (x) the performance of services, including as an executive, consultant or otherwise, by Ung for Best Formulations, Nature's Value or California Health International or their respective successors in interest, provided that such entities do not engage in any activities otherwise prohibited by this Section

5.7, (xi) ownership of equity or debt interests in Baywood or Buyer, (xii) passive investments in Persons whose stock is publicly traded, not to exceed ownership of three percent (3%) of the outstanding capital stock of such Person,
(xiii) the performance of services for or at the direction of Baywood or Buyer, as an employee, consultant or otherwise, (xiv) Best Formulations or any successor in interest to Best Formulations continuing to operate, maintain and conduct the type of business that Best Formulations is engaged in as of the Closing Date, and (xv) NHK or any successor in interest to NHK continuing to operate, maintain and conduct the type of business that NHK is engaged in as of the Closing Date. For purposes of this Section 5.7, "engage" will include, without limitation rendering service or assistance, directly or indirectly, to any Person that will, or can reasonably be expected to, compete with Buyer or Baywood with respect to the activities set forth in the preceding sentence.

               (b)     Notwithstanding  anything  to  the  contrary contained in
Section 5.7(a), except as provided in clause (i) thereof and except for the performance by Karim, directly or indirectly, under the Manufacturing Agreement
- NHK and the performance by Ung, directly or indirectly, under the Manufacturing Agreement - Best Formulations, neither LifeTime nor any of the LifeTime Representatives, anywhere in the world, either directly or indirectly, at any time during or after the Restriction Period, shall engage in, or own, have an interest in, manage, be employed by, connected with or work for, any Person engaged in, any activity involving the development, marketing, distribution or sale of neutraceutical products, including, but not limited to, dietary supplements and pharmaceuticals the same as or similar to those sold by LifeTime prior to the Closing Date, that use, include, are marketed, distributed or sold under or otherwise are based or rely upon any of the Intellectual
Property  (as  defined  in  Article  I) of LifeTime, Baywood or Buyer; provided,
                                                                       --------
however, that during the Restriction Period it shall not be a defense to a claim by Buyer or Baywood that LifeTime or the LifeTime Representatives have breached or violated the terms of this Section 5.7, that Buyer or Baywood does not have the right under applicable law to prevent third parties from using, including, marketing, distributing, selling or relying on its Intellectual Property. By way of illustration of the purposes and intent of the foregoing proviso, during the Restriction Period neither LifeTime nor the LifeTime Representatives may sell a neutraceutical product utilizing the LifeTime name, whether or not similar to a product of LifeTime as of the Closing Date or of Baywood or Buyer after the Closing Date, notwithstanding that Baywood then does not have the right under applicable law to prevent third parties from using the LifeTime name. For the avoidance of doubt, the formulations currently manufactured by NHK and associated with the following LifeTime products shall not be deemed the Intellectual Property of LifeTime: (1) 5-Billion & Milk Free Acidophilus (30001), (2) Acidophilus 500 Million (30065/30066), (3) Hi-Pro 95 Soy Protein
(90000/90001),  (4)  Yeast  500  (90010),  (5)  Hi-Pro  95  Soy  Protein Non-GMO
(90020/90021),  (6)  Mega-Green  Hi-Pro  95  Soy  Protein  (90030/90031),  (7)
Professional Muscle Building Formula, Vanilla (50010/50011), (8) Professional Muscle Building Formula, Chocolate (50020/50021).

          5.8     Non-Solicitation.
                  ----------------

               From and after the Closing Date and for a period of three (3) years thereafter, except as permitted in Section 5.7, LifeTime and the LifeTime Representatives shall not:

               (a) directly or indirectly, contact or solicit (other than by general advertising) for the purpose of offering employment or hiring, induce or attempt to induce to accept employment, or actually hire (in each case, whether as an employee, consultant, agent, independent contractor or otherwise), any employee of, Buyer, Baywood or any of their respective Affiliates (including former employees of LifeTime); or

               (b) (A) solicit business of the type conducted by LifeTime, Baywood or Buyer from (i) any customer or former customer (within the prior year) of Baywood or Buyer that is known to LifeTime or the LifeTime Representatives, (ii) any customer as of the Closing Date or former customer (within the prior year) of LifeTime or (iii) any customer of LifeTime after the Closing Date that is known to LifeTime or the LifeTime Representatives, or (B) induce or attempt to induce any such customer or former customer to cease or reduce its or his/her business or other relationship with Baywood or Buyer, or otherwise interfere with the relationship between Buyer, Baywood or any of their Affiliates with any such Person.

               (c) Notwithstanding Section 5.8(b), each of Ung and Karim and their respective related entities shall not be restricted from soliciting business from each of such parties' respective current customers or former customers (within the prior year) even if such parties would otherwise be restricted from doing so pursuant to Section 5.8(b).

          5.9     Non-Disparagement.
                  -----------------

               From and after the Closing Date and for a period of three (3) years thereafter, none of the parties hereto nor any of LifeTime's, Buyer's or Baywood's officers, directors or agents shall make any statements or take any action that would be injurious to any of the parties' business reputation in any material respect.

          5.10     Enforcement;  Injunctive  Relief
                   --------------------------------

               (a)     The  parties  desire that the provisions of Sections 5.7,
5.8 and 5.9 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If a court of competent jurisdiction or arbitrator, however, determines that any restrictions imposed on any of the parties in such Sections are unreasonable or unenforceable because of duration, area of restriction, or otherwise, the parties agree and intend that the court or arbitrator shall enforce such Sections to whatever extent the court or the arbitrator deems reasonable. The parties intend that the court or arbitrator shall have the right to strike or change any provision of such Sections and substitute therefor different provisions to effect the intent of this Subsection (a).

               (b) It is specifically understood, acknowledged and agreed by LifeTime and the LifeTime Representatives that (i) the restrictions contained in Sections 5.7 and 5.8 represent a reasonable and necessary protection of the legitimate interests of Baywood and Buyer and that the failure of LifeTime or the LifeTime Representatives to observe and comply with these covenants and agreements will cause irreparable harm to Baywood and Buyer; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by LifeTime or the LifeTime
Representatives will be inadequate. Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which Baywood and Buyer may have in the event of any breach of Sections 5.7 and 5.8, Baywood and Buyer shall be entitled, and is expressly and irrevocably authorized by LifeTime and the LifeTime Representatives, to demand and obtain specific performance, including, without limitation, temporary or permanent injunctive relief, and all other appropriate equitable relief against LifeTime and the LifeTime Representatives in order to enforce against them, or in order to prevent any breach or any threatened breach by them of, the covenants and agreements contained in Sections 5.7 and 5.8.

          5.11     Name  Change.
                   ------------

               As soon as commercially reasonable following the Closing Date, LifeTime and the LifeTime Representatives shall take all necessary action to change, effective as of the Closing Date, the LifeTime name, including any assumed name, and the name of any entity owned by LifeTime which includes the term "LifeTime", "LifeTime Vitamins", "Nutritional Specialties" or any variant thereof, to a name that does not contain the terms "LifeTime", "LifeTime
Vitamins", "Nutritional Specialties" or any variant thereof, and thereafter shall no longer use for any business purpose any name containing any such term or variant thereof.

          5.12     Update  of  Disclosure  Schedule.
                   --------------------------------

               LifeTime and the LifeTime Representatives shall update the Disclosure Schedule to this Agreement as of the Closing Date to reflect any events occurring or matters discovered between the date hereof and the Closing Date, and any such updates shall not modify the representations and warranties of LifeTime and the LifeTime Representatives to which such updates relate except to the extent set forth in Section 5.5.

                                   ARTICLE VI

                         Covenants of Buyer and Baywood
                         ------------------------------

          Buyer and Baywood, jointly and severally, hereby covenant and agree as follows:

          6.1     Efforts  to  Satisfy  Conditions.
                  --------------------------------

               Each of Buyer and Baywood shall use its good faith commercially reasonable efforts to satisfy the conditions set forth in Article VIII hereof that are within its control.

          6.2     Notification  of  Certain  Matters.
                  ----------------------------------

               Promptly after obtaining knowledge thereof, Buyer shall notify LifeTime and the LifeTime Representatives of (a) the occurrence or non-occurrence of any fact or event which causes or would reasonably be likely to cause (i) any representation or warranty of Buyer or Baywood contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) any covenant, condition or agreement of Buyer or Baywood in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of Buyer or Baywood to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the
          --------
representations or warranties of Buyer and Baywood or LifeTime's and the LifeTime Representatives' right to rely thereon, or the conditions to the obligations of LifeTime and the LifeTime Representatives.

          6.3     Confidentiality.
                  ---------------

               Buyer and Baywood and their respective Affiliates will hold, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all Confidential Information concerning LifeTime and the LifeTime Representatives, except to the extent that such Confidential Information can be shown to have been (i) previously known on a non-confidential basis by Buyer or Baywood; (ii) in the public domain through no fault of Buyer or Baywood; (iii) independently developed by Buyer or Baywood without reliance on such Confidential Information; or (iv) received from a third party without breach of any duty of confidentiality by such third party; provided, that Buyer or Baywood may disclose such Confidential Information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer or Baywood of the confidential nature of such Confidential Information and are directed by Buyer or Baywood to treat such Confidential Information confidentially. The obligations of Buyer and Baywood to hold the Confidential Information shall be satisfied if Buyer and Baywood exercise the same care with respect to such Confidential Information as they would take to preserve the confidentiality of their own similar information, but in no event less than a reasonable degree of care. If this Agreement is terminated, Buyer and Baywood will, and will use commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to LifeTime, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or Baywood, or on their behalf from LifeTime in connection with this Agreement that are subject to such confidence, except that Buyer and Baywood may retain one copy solely for legal and archival purposes. The obligations of Buyer, Baywood and their respective Affiliates under this Section 6.3 shall continue for a period of five (5) years following the date of disclosure of the Confidential Information. In the event that the transactions contemplated by this Agreement are consummated, Buyer's and Baywood's obligations pursuant to this Section 6.3 shall immediately terminate.

                                   ARTICLE VII

                            Covenants of all Parties
                            ------------------------

          7.1     Further  Assurances.
                  -------------------

               Subject to the terms and conditions of this Agreement, each party will use its good faith commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The parties hereto agree that LifeTime and the LifeTime Representatives shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, and provide to Buyer any books, papers, ledgers, documents and records or other data (including, where available, electronic versions thereof) constituting part of the Purchased Assets which were not previously delivered to Buyer.

          7.2     Certain  Filings.
                  ----------------

               The parties shall cooperate with each other (i) in determining whether any action by or in respect of, or filing with, any Governmental Body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

          7.3     Assignment  of  Purchased  Assets.
                  ----------------------------------

               LifeTime and the LifeTime Representatives will use their good faith commercially reasonable efforts to (i) obtain for Buyer before the Closing all such third-person consents, licenses, permits and approvals set forth in
Section 7.3 of the Disclosure Schedule ("REQUIRED CONSENTS") and (ii) to the extent not obtained before the Closing and waived by Buyer at the Closing, any Required Consents to any Purchased Asset as Buyer may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of LifeTime thereunder so that Buyer would not in fact receive all such rights, Buyer and LifeTime will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder (to the extent that it would have been responsible for these obligations had the assignment been effective), or under which LifeTime would enforce for the benefit of Buyer, with Buyer assuming LifeTime's obligations (to the extent that it would have been responsible for these obligations had the assignment been effective), any and all rights of LifeTime against a third party thereto. LifeTime and the LifeTime Representatives will promptly pay to Buyer when received all monies received by LifeTime under such Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

          7.4     Public  Announcements.
                  ---------------------

               The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law will not issue any such press release or make any such public statement prior to such consultation.

          7.5     Certain  Tax  Matters.
                  ---------------------

               (a) LifeTime and Buyer agree that the allocation among the Purchased Assets of the Purchase Price and Assumed Liabilities (as adjusted for payments made under Section 9.2) shall be made in accordance with Section 1060 of the Code (the "ALLOCATION") and shall  be  as  set  forth on Exhibit 7.5.  The parties agree to be bound by such
                             -----------
Allocation for all purposes, including for purposes of U.S. federal, state and local Tax Returns filed by them subsequent to the Closing Date, the determination by LifeTime of taxable gain or loss on the sale of the Purchased Assets and the determination by Buyer of its respective Tax basis in the Purchased Assets.

               (b) LifeTime shall prepare and timely file, in a manner consistent with past practice, all Returns and amendments thereto related to the Purchased Assets required to be filed by or for LifeTime for all taxable periods ending on or before the Closing Date (which specifically excludes filings of personal Returns to be made by any of the LifeTime Representatives). Buyer will be given a reasonable opportunity to review and comment upon such Returns and amendments thereto. Buyer shall prepare and file all other Returns related to the Purchased Assets. LifeTime shall be given a reasonable opportunity to review and comment upon Returns and amendments relating to a Straddle Period (as defined below). Any Returns for Straddle Periods shall be prepared in a manner consistent with LifeTime's past practices unless such practices are contrary to law, regulations, administrative rulings or pronouncements or judicial decisions, or, in Buyer's reasonable belief, would adversely effect Buyer's Tax reporting or increase Buyer's exposure for Taxes.

               (c) In the case of any taxable period that includes (but does not begin or end on) the Closing Date (a "STRADDLE PERIOD"), the portion of Taxes for such Straddle Period that are attributable to the Pre-Closing Tax Period shall be computed (A) in the case of income, franchise, sales, or similar taxes, pursuant to an interim closing of the books method by assuming that LifeTime had a taxable year or period which ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a per-diem basis and (B) in the case of other Taxes, by prorating the Taxes owed for the Straddle Period on a per-diem basis.

               (d) Buyer and LifeTime shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. LifeTime shall
(A) retain all books and records with respect to Tax matters pertinent to LifeTime relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Body, and (B) give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, LifeTime shall allow Buyer to take possession of such books and records.

          7.6     Transfer  Taxes.
                  ---------------

               Buyer shall be responsible for all sales, use, stamp, documentary, filing, recording or other similar taxes or fees, including any interest and penalties thereon (the "TRANSFER TAXES"), relating to or arising out of the transactions contemplated hereby. In the event LifeTime is required by law to file any Return with respect to such Transfer Taxes, it shall properly complete and timely file such Return and shall pay the Transfer Taxes shown to be due thereon, and shall be entitled to reimbursement of one hundred percent (100%) of such Transfer Taxes within ten (10) days of providing Buyer with a receipt evidencing such payment. The parties hereto shall cooperate in good faith to minimize the Transfer Taxes.

          7.7     Receipt  of  Payments  on  Accounts  Receivable.
                  -----------------------------------------------

               From and after the Closing, Buyer shall collect payments on all Accounts Receivable, including those due and payable to LifeTime as of the Closing Date (the "PRE-CLOSING ACCOUNTS RECEIVABLE"). Buyer shall first apply all payments made by customers of LifeTime subsequent to the Closing Date to the Pre-Closing Accounts Receivable, but only to the extent that such amounts are needed by LifeTime to distribute the Earnings (as instructed in writing by the LifeTime Representatives) to the LifeTime Representatives. In the event that customers of LifeTime make payments on any Pre-Closing Accounts Receivable directly to LifeTime subsequent to the Closing, LifeTime shall give Buyer written notice of such payments and such amounts paid shall reduce the total amount otherwise payable to the LifeTime Representatives on the Pre-Closing Accounts Receivable. In the event LifeTime receives payments from customers in excess of the amount otherwise payable to the LifeTime Representatives on the Pre-Closing Accounts Receivable, LifeTime shall promptly remit all such excess payments to Buyer.

          7.8     Payment  of  Audit  Fees.
                  ------------------------

               The parties agree to share equally all fees and expenses associated with the audit of LifeTime's books and records in connection with the preparation of the Financial Statements.

          7.9     Preparation  of  2005  Audited  Financial  Statements.
                  -----------------------------------------------------

               The parties shall cooperate with each other and use their reasonable best efforts to complete, within 75 days of the Closing, audited statements of income, cash flows and stockholders' equity of LifeTime for the fiscal year ended August 31, 2005, which shall be prepared in accordance with GAAP and shall comply with the requirements of Item 310(a) of Regulation S-B of the SEC.

                                  ARTICLE VIII

                              Conditions to Closing
                              ---------------------

          8.1     Conditions  Precedent  to  Obligations  of  Each  Party.
                  -------------------------------------------------------

               The obligations of Buyer, Baywood, LifeTime and the LifeTime Representatives to consummate the Closing are subject to the satisfaction of the following conditions:

               (a) There shall not have been issued and be in effect any order, decree or judgment of any Governmental Body enjoining, preventing or restricting the consummation of the transactions contemplated hereby.

               (b) There shall not have been instituted or pending any action or proceeding (other than any actions or proceedings that are demonstrably frivolous) by any Governmental Body or any other Person challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain material damages in connection with the transactions contemplated hereby.

               (c) All necessary approvals, authorizations and consents of all Governmental Bodies required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired.

          8.2     Conditions  Precedent  to  Obligations  of  Buyer and Baywood.
                  -------------------------------------------------------------

               The obligations of Buyer and Baywood to consummate the Closing shall also be subject to the satisfaction of the following conditions, any of which may be waived by Buyer or Baywood in its sole discretion:

               (a)     Compliance  with  Covenants.  LifeTime  and  the LifeTime
                       ---------------------------
Representatives shall have performed and complied in all material respects with the covenants and obligations required to be performed by them under this Agreement at or prior to the Closing.

               (b)     Representations  and Warranties.  The representations and
                       -------------------------------
warranties of LifeTime and the LifeTime Representatives contained in this Agreement which are qualified as to materiality shall be true and correct, and the representations and warranties of LifeTime and the LifeTime Representatives which are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct as of such date.

               (c)     No  Litigation.  There  shall  not  be  any  pending  or
                       --------------
threatened litigation by or before any court or Governmental Body that shall affect the right of Buyer to own, use or control any of the Purchased Assets or Buyer's title therein after the Closing Date in a manner that would have a Material Adverse Effect.

               (d)     Lack  of  Adverse  Change.  There shall not have been any
                       -------------------------
Material Adverse Effect (whether or not covered by insurance) nor shall LifeTime have suffered the loss of any License or any material adverse change to any Assumed Contract.

               (e)     Update  Certificate.  Buyer  shall  have  received  from
                       -------------------
LifeTime and the LifeTime Representatives a certificate, dated the Closing Date, certifying as to the matters set forth in Sections 8.2(a), (b), (c) and (d) as of the Closing.

               (f)     Legal  Opinion.  Buyer  shall  have  received an opinion,
                       --------------
dated  as  of  the  Closing Date, of Stradling Yocca Carlson & Rauth, counsel to
LifeTime and the LifeTime Representatives, in substantially the form attached hereto as Appendix H.
            -----------

               (g)     Employment  Agreement.  Buyer  shall  have  received  the
                       ---------------------
Employment Agreement, duly executed and delivered by the parties thereto, and the Employment Agreement shall be in full force and effect.

               (h)     Escrow  Agreement.  Buyer and Baywood shall have received
                       -----------------
the Escrow Agreement, duly executed and delivered by the parties thereto, and the Escrow Agreement shall be in full force and effect.

               (i)     Manufacturing  Agreements.  Buyer shall have received the
                       -------------------------
Manufacturing Agreements, duly executed and delivered by the parties thereto, and the Manufacturing Agreements shall be in full force and effect.

               (j)     Bills  of  Sale.  Buyer shall have received such Bills of
                       ---------------
Sale and other instruments of transfer and assignment and other documents (including any consents thereto by third parties necessary to make the same valid and effective), in such form and containing such terms and provisions as Buyer may reasonably request, as shall be necessary to vest in Buyer all right, title and interest in and to the Purchased Assets, free and clear of any and all Encumbrances other than Permitted Encumbrances and the Assumed Liabilities.

               (k)     Consents.  Buyer shall have received each of the Required
                       --------
Consents listed in Section 7.3 of the Disclosure Schedule as being required as a condition to the Closing.

               (l)     Financing.  Buyer and Baywood shall have obtained no less
                       ---------
than Ten Million Dollars ($10,000,000) in financing through (i) private placement transactions of shares of convertible preferred stock, par value $1.00 per share, of Baywood, and (ii) term or revolving loan(s) with one or more individuals or banking institutions (together, the "FINANCING").

               (m)     Other  Closing  Matters.  LifeTime  and  the  LifeTime
                       -----------------------
Representatives shall have delivered to Buyer all documents and instruments, duly executed, required to be delivered by any of them to Buyer under the terms hereof and all other closing documents that Buyer may reasonably request, all in form and substance reasonably satisfactory to Buyer.

          8.3     Conditions  Precedent  to  Obligations  of  LifeTime  and  the
                  --------------------------------------------------------------
LifeTime  Representatives.
-------------------------

               The obligations of LifeTime and the LifeTime Representatives to consummate the Closing shall also be subject to the satisfaction of the following conditions, any of which may be waived by LifeTime and the LifeTime Representatives in their sole discretion:

               (a)     Compliance  with Covenants.  Buyer and Baywood shall have
                       --------------------------
performed and complied in all material respects with the covenants and obligations required to be performed by each of them under this Agreement prior to the Closing.

               (b)     Representations  and Warranties.  The representations and
                       -------------------------------
warranties of Buyer and Baywood contained in this Agreement which are qualified as to materiality shall be true and correct, and the representations and warranties of Buyer and Baywood which are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct as of such date.

               (c)     Update  Certificate.  LifeTime  and  the  LifeTime
                       -------------------
Representatives shall have received from Buyer and Baywood a certificate, dated the Closing Date, certifying as to the matters set forth in Sections 8.3(a) and
(b)  hereof  as  of  the  Closing.

               (d)     Employment  Agreement.  Buyer  shall  have  received  the
                       ---------------------
Employment Agreement, duly executed and delivered by the parties thereto, and the Employment Agreement shall be in full force and effect.

               (e)     Escrow  Agreement.  Buyer and Baywood shall have received
                       -----------------
the Escrow Agreement, duly executed and delivered by the parties thereto, and the Escrow Agreement shall be in full force and effect.

               (f)     Manufacturing  Agreements.  Buyer shall have received the
                       -------------------------
Manufacturing Agreements, duly executed and delivered by the parties thereto, and the Manufacturing Agreements shall be in full force and effect.

               (g)     Other  Closing  Matters.  Buyer  and  Baywood  shall have
                       -----------------------
delivered to LifeTime and the LifeTime Representatives all documents and instruments, duly executed, required to be delivered by them to LifeTime and the LifeTime Representatives under the terms hereof and all other closing documents that LifeTime may reasonably request, all in form and substance reasonably satisfactory to LifeTime.

               (h)     No  Litigation.  There  shall  not  be  any  pending  or
                       --------------
threatened litigation by or before any court or Governmental Body that shall affect the right of the LifeTime Representatives to own, use or control any of the Shares or such party's title therein after the Closing Date in a manner that would have a Material Adverse Effect.

               (i)     Lack  of  Adverse  Change.  There shall not have been any
                       -------------------------
Material Adverse Effect with respect to the operations, business or financial condition of Buyer or Baywood.

               (j)     Legal  Opinion.  The  LifeTime Representatives shall have
                       --------------
received an opinion, dated as of the Closing Date, of Meltzer, Lippe, Goldstein & Breitstone, LLP, counsel to Buyer and Baywood, in substantially the form attached hereto as Appendix I.
                      -----------

                                   ARTICLE IX

                            Survival; Indemnification
                            -------------------------

          9.1     Survival.
                  --------

               The covenants and agreements of the parties contained in this Agreement or in any certificate or writing delivered pursuant hereto or in connection herewith shall expire in accordance with their respective terms. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of eighteen (18) months, except
(i) for warranties pursuant to Sections 3.7, 3.15, 3.16, 4.7, 4.8 and 4.9 and the indemnification obligations with respect thereto, which shall continue until the expiration of the applicable statute of limitations relating to the claim or matter and (ii) to the extent continued for purposes of the Escrow Agreement; provided, however, that any expiration shall not terminate or limit in any
--------
manner whatsoever any liabilities any Person has or may have hereunder for criminal activity or for common law fraud. Notwithstanding the time limits set forth above, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time and such notice was delivered in accordance with the procedures described in Section 9.3, provided that any such covenant, agreement, representation or warranty shall survive until, and only for the purposes of, the resolution of such claim. The covenants, agreements, representations and warranties of LifeTime and the LifeTime Representatives and the rights and remedies that may be exercised by Buyer and Baywood shall not be limited, diminished, or otherwise affected by or as a result of any information that may have been provided, any investigation or examination that may have been made by, or any knowledge of, Buyer or Baywood or any other party on behalf of Buyer or Baywood.

          9.2     Indemnification.
                  ---------------

               (a)     LifeTime'sand the LifeTime RepresentativesIndemnification
                       ---------------------------------------------------------
Obligations.  On  and  after  the  Closing  Date,  LifeTime  and  the  LifeTime
------------
Representatives, jointly and severally, hereby agree to indemnify, defend and hold Buyer, Baywood and their Affiliates, and each of their respective directors, officers, employees and subsidiaries (collectively, the "BUYER INDEMNIFIED PARTIES"), harmless from and against and in respect of any and all claims, losses, damages, costs, expenses, obligations, liabilities, charges, actions, suits, proceedings, deficiencies, interest, penalties and fines (including costs of collection, attorney's fees and other costs of defense, costs of enforcing indemnification provisions, and expenses of investigation) (collectively, "DAMAGES") imposed on, sustained, incurred or suffered by or asserted against them directly or indirectly, but only in respect of:

                    (i) any breach of LifeTime's or the LifeTime Representatives' representations and warranties, including representations and warranties of LifeTime and the LifeTime Representatives contained herein, in any Transaction Document or any certificate delivered by LifeTime and the LifeTime

               Representatives pursuant to this Agreement or any Transaction Document, any such claim to be made by any Buyer Indemnified Party within the period of survivability set forth in
               Section  9.1;

                    (ii) any failure by LifeTime or the LifeTime Representatives to perform or otherwise fulfill any of the agreements, covenants, obligations or undertakings hereunder or under any of the Transaction Documents, or under any document delivered by LifeTime or the LifeTime Representatives pursuant to this Agreement or any Transaction Document; and

                    (iii) all Excluded Liabilities or any obligation or liability of the LifeTime Business related to the Excluded Assets and failure to pay and discharge when due any Excluded Liability or any claim of causes of action by any party such indemnities with respect to the Excluded Liabilities.

               (b)     Buyer's  and  Baywood's  Indemnification Obligations.  On
                       ----------------------------------------------------
and after the Closing Date, Buyer and Baywood hereby agree to jointly and severally indemnify, defend and hold harmless LifeTime and its directors, officers, and employees and the LifeTime Representatives (collectively, the "LIFETIME INDEMNIFIED PARTIES") from and against and in respect of any and all Damages imposed on, sustained, incurred or suffered by or asserted against them, directly or indirectly, in respect of, but only in respect of:

                    (i) any breach of Buyer's or Baywood's representations and warranties, including representations and warranties of Buyer and Baywood contained herein, in any of the Transaction Documents, or in any certificate delivered by Buyer or Baywood pursuant to the terms of this Agreement or any Transaction Document, any such claim to be made by a LifeTime Indemnified Party within the period of survivability set forth in Section 9.1;

                    (ii) Buyer's or Baywood's failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder or under any of the Transaction Documents, or under any document delivered by Buyer or Baywood pursuant to this Agreement or any Transaction Document;

                    (iii) the Assumed Liabilities or any obligation or liability of the LifeTime Business relating to the Purchased Assets and failure to pay and discharge when due any Assumed Liability, or any claim or cause of action by any party against such indemnities with respect to the Assumed Liability;

                    (iv) Buyer's or Baywood's creation, ownership, use or possession of the Purchased Assets after the Closing Date; and

                    (v) Buyer's and Baywood's operation of the LifeTime Business following the Closing Date.

          9.3     Procedures;  No  Waiver;  Limitations.
                  -------------------------------------

               (a)     Procedures.  The party or parties seeking indemnification
                       ----------
under Section 9.2 (the "INDEMNIFIED PARTY") agrees to give prompt written notice (a "CLAIM NOTICE") to the party or parties against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under
Section  9.2,  by  such  party  or  any third party; provided, however, that the
                                                     --------
failure to give such notice shall not affect the Indemnified Party's rights hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. It is acknowledged that a Claim Notice may be issued in respect of Damages actually incurred on or prior to the date thereof, as well as Damages that the Indemnified Party could reasonably be expected to incur based on the information known to the Indemnified Party as of the date thereof, but no payment shall be made until such Damages are actually incurred. The Claim Notice shall state in general terms the circumstances giving rise to the claim, specify the amount of Damages (or an estimate thereof) and make a request for any payment then believed due. A Claim Notice shall be conclusive against the Indemnifying Party in all respects twenty (20) days after receipt by the Indemnifying Party unless, within such period, the Indemnifying Party sends the Indemnified Party a notice disputing any statements or assertions in the Claim Notice (a "CLAIM DISPUTE NOTICE"). Any Claim Dispute Notice shall describe the basis for such objection and the amount of the claim that the Indemnifying Party does not believe should be subject to indemnification. Upon receipt of any Claim Dispute Notice, the Indemnified Party and Indemnifying Party shall use reasonable efforts to cooperate and arrive at a mutually acceptable resolution of the dispute within the next thirty (30) days. If a resolution is not reached within such thirty (30) day period, either party may commence the dispute resolution procedures set forth in Section 11.10. If it is finally determined (through either agreement of the parties or arbitration) that all or a portion of the claim amount is owed to the Indemnified Party, the Indemnifying Party shall, within ten (10) days of such determination, pay the Indemnified Party such amount owed, together with interest at the rate of eight percent (8%) from the date of the Claim Notice until the date of actual payment.

               (b) The Indemnifying Party shall have the right to control the defense of any third party suit, action or proceeding (a "THIRD PARTY
CLAIM") at its own expense, including the employment of counsel reasonably satisfactory to the Indemnified Party, and the payment of all fees and expenses of such counsel. The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and to participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party; provided, however, that if the defendants in any Third Party
                    --------
Claim include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party may employ separate counsel and the Indemnifying Party shall pay all fees and expenses related to such counsel. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on the Indemnified Party, except that the Indemnifying Party may, without the Indemnified Party's prior written consent, compromise or settle any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim. If the Indemnifying Party fails to assume the defense of any Third Party Claim within twenty (20) days after notice thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof, and the Indemnifying Party shall pay all fees and expenses of such counsel. No Indemnified Party shall, without the Indemnifying Party's prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim unless such Indemnified Party has undertaken the defense, compromise or settlement in accordance with this Section 9.3(b) and the consent, compromise or settlement of such Third Party Claim requires solely money Damages to be paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnifying Party from all liability in respect of such Third Party Claim.

               (c)     No  Waiver.  No  waiver  of a closing condition by either
                       ----------
Buyer, Baywood LifeTime or the LifeTime Representatives shall limit such party's rights under Section 9.2.

               (d)     Limitation on Liability.  Notwithstanding anything to the
                       -----------------------
contrary herein, LifeTime or the LifeTime Representatives will not be liable to Buyer or Baywood for any claim until the total amount of such claims exceeds Twenty-Five Thousand Dollars ($25,000) (the "INDEMNITY THRESHOLD"); provided,
                                                                       --------
however, that if the amount of such claims exceeds the Indemnity Threshold, then the indemnification obligations of LifeTime or the LifeTime Representatives will include payment only to the extent the claims exceed the Indemnity Threshold. Further, the aggregate liability of the LifeTime Representatives, on the one hand, and Buyer and Baywood, on the other hand, shall not exceed the aggregate consideration actually received by the LifeTime Representatives pursuant to this Agreement. The remedies set forth in this Article IX are the exclusive remedies for the matters set forth herein.

                                    ARTICLE X

                            Termination of Agreement
                            ------------------------

          10.1     Conditions  for  Termination.
                   ----------------------------

               This  Agreement  may  be  terminated:

               (a) At any time prior to the Closing by mutual consent of Buyer, Baywood, LifeTime and the LifeTime Representatives;

               (b) by Buyer or Baywood if the Closing shall not have been consummated by March 30, 2007, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of Buyer or Baywood;

               (c) by LifeTime or the LifeTime Representatives if the Closing shall not have been consummated by March 30, 2007, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of LifeTime or the LifeTime Representatives;

               (d) by Buyer or Baywood, on the one hand, or LifeTime or the LifeTime Representatives, on the other hand, if the other party fails to cure a material breach of any representation or warranty, covenant or agreement of this Agreement within ten (10) days after its receipt of written notice of such breach from the non-breaching party; provided, however, that a party shall not
                                       --------
be entitled to terminate this Agreement pursuant to this Section 10.1(d) if it is also in material breach of any provision of this Agreement; or

               (e) by Buyer, Baywood, LifeTime or the LifeTime Representatives if there shall be any Law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

          The  party  desiring  to  terminate this Agreement pursuant to clauses
(b), (c), (d) or (e) shall give notice of such termination to the other parties in accordance with Section 11.3.

          10.2     Effect  of  Termination.
                   -----------------------

               Upon  termination  of  this Agreement for any reason, pursuant to
Section 10.1, Buyer, Baywood, LifeTime and the LifeTime Representatives shall have no liability or further obligations arising out of this Agreement, except for any liability resulting from any intentional breach of a representation, warranty, covenant or agreement contained in this Agreement prior to termination. Furthermore, the provisions of Sections 3.22, 4.6, this Section
10.2 and Article XI shall survive any termination of this Agreement. Notwithstanding the foregoing, in the event this Agreement is terminated due to Baywood's failure to obtain the Financing pursuant to Section 8.2(l), then Baywood shall promptly reimburse LifeTime and the LifeTime Representatives for their respective reasonable out-of-pocket expenses in connection with the negotiation of this Agreement, including reasonable attorneys' and audit fees.

                                   ARTICLE XII

                                  Miscellaneous
                                  -------------

          11.1     Expenses.
                   --------

               Except  as  otherwise  set  forth  herein  and  in  that  certain
Extension Agreement, dated as of March 13, 2007, by and between Baywood and LifeTime, each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby, including all attorneys' and advisors' fees.

          11.2     Entire  of  Agreement.
                   ---------------------

               This Agreement (including the Disclosure Schedule and all other Appendices, Schedules and Exhibits hereto) and the other Transaction Documents and certificates delivered hereunder and thereunder, state the entire agreement of the parties, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties, covenants and agreements which have induced this Agreement. Each party agrees that in dealing with third parties no contrary representations will be made.

          11.3     Notices.
                   -------

               All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be given by: (a) personal service upon such other party; (b) mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested; (c) sending a copy thereof by Federal Express or equivalent courier service; or (d) sending a copy thereof by facsimile, to the parties at the respective addresses and facsimile numbers set forth below:

          If to LifeTime or the LifeTime Representatives (other than Karim):

          Nutritional Specialties, Inc.
          1967 North Glassell Street
          Orange, California 92865
          Attention: Tom Pinkowski, President
          Facsimile: (714) 634-9347

          With a copy to:

          Stradling Yocca Carlson & Rauth
          660 Newport Center Drive, Suite 1600
          Newport Beach, California 92660
          Attention: Mark L Skaist, Esq.
          Facsimile: (949) 823-5117

          If to Karim:

          NHK Laboratories, Inc.
          12230 E. Florence Ave.
          Santa Fe Springs, California 90670-3806
          Attention: M. Amirul Karim, Chief Executive Officer
          Facsimile: (562) 204-0683

          With a copy to:

          Mohajerian Law Corporation
          1925 Century Park East, Suite 500
          Los Angeles, California 90067

          Attention: Al Mohajerian, Esq.
          Facsimile: (310) 556-3817

          If to Buyer or Baywood:

          Baywood International, Inc.
          14950 North 83rd Place, Suite 1
          Scottsdale, Arizona 85260
          Attention: Neil Reithinger, President & CEO
          Facsimile: (480) 483-2168

          With a copy to:
          Meltzer, Lippe, Goldstein & Breitstone, LLP
          190 Willis Avenue
          Mineola, New York 11501
          Attention: David I. Schaffer, Esq.
          Facsimile: (516) 747-0653

          In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon delivery or transmission with appropriate confirmation of receipt, as applicable. In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing. The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided by any party upon any other party.

          11.4     Amendment.
                   ---------

               This Agreement may be modified or amended only by an instrument in writing, duly executed by each of the parties hereto.

          11.5     Waiver.
                   ------

               No waiver by any party of any term, provision, condition, covenant, agreement, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced. No waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, condition, covenant, agreement, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, condition, covenant, agreement, representation or warranty (or of the breach of any other term, provision, condition, covenant, agreement, representation or warranty) contained in this Agreement on the same or any other occasion.

          11.6     Counterparts;  Facsimile.
                   ------------------------

               This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

          11.7     Assignment;  Binding  Nature;  No  Beneficiaries.
                   ------------------------------------------------

               This Agreement may not be assigned by any party hereto without the written consent of the other parties. Notwithstanding the foregoing, Buyer or Baywood may assign this Agreement to an Affiliate. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns. Except as otherwise expressly provided in Article IX, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

          11.8     Headings.
                   --------

               The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

          11.9     Governing  Law.
                   --------------

               This Agreement will be construed, interpreted and enforced in accordance with the laws of the State of Arizona applicable to agreements made and to be wholly performed there, excluding its conflict of laws rules.

          11.10     Dispute  Resolution.
                    -------------------

               The parties will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If the parties are not able to resolve the issues in dispute on a mutually satisfactory basis within thirty (30) days after commencement of negotiations, the issue or issues in dispute will be submitted to binding arbitration in the State of Arizona before a single arbitrator chosen by the parties, which arbitration must be in accordance with the Commercial Arbitration rules of the American Arbitration Association, as are in effect on the date of delivery of submission for arbitration. The decision of the arbitrator shall be rendered within thirty (30) days of the close of the hearing record, shall be in writing and shall contain findings of fact and conclusions of law. The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction upon the application of any party hereto.

          11.11     Construction.
                    ------------

               In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement or the Disclosure Schedule, as applicable, unless otherwise stated, and (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day.

          11.12     Agreement.
                    ---------

               Buyer, Baywood, LifeTime and the LifeTime Representatives acknowledge that they have been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agree that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

          11.13     Remedies  Cumulative.
                    --------------------

               The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.

          11.14     Severability.
                    ------------

               If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction or an arbitrator, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.


                                        BAYWOOD INTERNATIONAL, INC.


                                        By:  /s/ Neil Reithinger
                                             -----------------------------------
                                             Name:  Neil Reithinger
                                             Title: President & C.E.O.


                                        BUYER

                                        BAYWOOD ACQUISITION, INC.


                                        By:  /s/ Neil Reithinger
                                             -----------------------------------
                                             Name:  Neil Reithinger
                                             Title: President



                                        NUTRITIONAL SPECIALTIES, INC.



                                        By:  /s/ Thomas Pinkowski
                                             -----------------------------------
                                             Name:  Thomas Pinkowski
                                             Title: President



                                        LIFETIME REPRESENTATIVES


                                        /s/ Thomas Pinkowski
                                        ----------------------------------------
                                             Thomas Pinkowski


                                        /s/ Charles Ung
                                        ----------------------------------------
                                             Charles Ung


                                        /s/ M. Amirul Karim
                                        ----------------------------------------
                                             M. Amirul Karim

    APPENDICES, EXHIBITS AND DISCLOSURE SCHEDULE TO ASSET PURCHASE AGREEMENT

APPENDICES

     Appendix A          Form of Employment Agreement
     Appendix B          Form of Escrow Agreement
     Appendix C          Form of Manufacturing Agreement - Best Formulations
     Appendix D          Form of Manufacturing Agreement - NHK
     Appendix E          Form of Promissory Notes
     Appendix F          Form of Convertible Promissory Notes
     Appendix G          Form of Warrants
     Appendix H          Form of Opinion of Counsel to LifeTime and the LifeTime
                         Representatives
     Appendix I          Form of Opinion of Counsel to Buyer and Baywood
     Appendix J          Flow of Funds Chart

EXHIBITS

     Exhibit 2.1(a)      Equipment
     Exhibit 2.1(c)      Accounts Receivable
     Exhibit 2.1(d)      Intellectual Property
     Exhibit 2.1(i)      Licenses
     Exhibit 2.1(j)      Assumed Contracts
     Exhibit 2.1(m)      Telephone Numbers, Websites, Domain Names
     Exhibit 2.2(a)      Excluded Assets
     Exhibit 2.2(c)      Excluded Contracts
     Exhibit 2.3(d)      Assumed Liabilities
     Exhibit 7.5         Allocation

DISCLOSURE SCHEDULE

     Section 3.4         Financial Statements
     Section 3.5         Undisclosed Liabilities
     Section 3.8         Necessary Assets
     Section 3.9(a)      Intellectual Property
     Section 3.9(e)      Agreements related to Intellectual Property
     Section 3.10(a)     Contracts
     Section 3.11        Insurance Policies
     Section 3.12        Litigation
     Section 3.13(b)     Licenses
     Section 3.14        LifeTime Employees
     Section 3.15(a)     Employee Benefit Plans
     Section 3.16        Environmental Matters
     Section 3.17        Bank Accounts; Powers of Attorney
     Section 3.18        Certain Changes in Operations of LifeTime
     Section 3.20        Transactions with Affiliates
     Section 3.21        Customers and Suppliers

     Section 3.24        Accounts Payable
     Section 3.25        Accounts Receivable
     Section 7.3         Required Consents